Exhibit 2.1

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

MIDWEST AIR PARTNERS, LLC,

MIDWEST ACQUISITION COMPANY, INC.

AND

MIDWEST AIR GROUP, INC.

Dated as of August 16, 2007

Table of Contents

Page

ARTICLE 1 - THE MERGER

1

1.1

Merger

1

1.2

Closing

1

1.3

Effective Time

2

1.4

Effect of the Merger

2

1.5

Surviving Corporation’s Charter Documents

2

1.6

Surviving Corporation’s Directors and Officers

2

1.7

Conversion of Securities

2

1.8

Exchange Procedures

3

1.9

Adjustments for Dilution and Other Matters

5

ARTICLE 2 - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

5

2.1

Organization, Good Standing and Qualification

5

2.2

Capitalization

6

2.3

Subsidiaries

7

2.4

Authority; Approval

7

2.5

Third Party Consents; No Violations

8

2.6

Company Reports; Financial Statements

8

2.7

Absence of Certain Changes

10

2.8

Liabilities

10

2.9

Litigation

10

2.10

Employee Benefits

10

2.11

Compliance with Laws; Licenses

12

2.12

Material Contracts

12

2.13

Real and Personal Property

13

2.14

Takeover Statutes

14

2.15

Environmental Matters

14

2.16

Taxes

15

2.17

Labor Matters

15

2.18

Intellectual Property

17

2.19

Aircraft

17

2.20

Slots

18

2.21

U.S. Citizen; Air Carrier

18

2.22

Insurance

18

2.23

Company Requisite Vote

19

2.24

Opinion of Financial Advisor

19

2.25

Brokers and Finders

19

2.26

Rights Agreement

19

2.27

Proxy Statement

19

2.28

No Dissenters’ Rights

20

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE
MERGER SUB

20

3.1

Organization, Good Standing and Qualification

20

3.2

Capitalization of Merger Sub; Operations of Parent and Merger Sub

20

3.3

Authority; Approval

20

3.4

Third Party Consents; No Violations

20

3.5

Litigation

21

3.6

Proxy Statement

21

3.7

Financing Commitments

21

3.8

Brokers and Finders

22

3.9

U.S. Citizen

22

ARTICLE 4 - COVENANTS OF THE COMPANY

22

4.1

Affirmative Covenants

23

4.2

Negative Covenants

22

4.3

Solicitation by the Company

26

4.4

Access and Information

29

ARTICLE 5 - COVENANTS OF THE PARENT

29

5.1

Conduct of Business of the Parent and the Merger Sub Pending the Merger

29

ARTICLE 6 - ADDITIONAL AGREEMENTS

30

6.1

Proxy Statement

30

6.2

Shareholders’ Meeting

30

6.3

Appropriate Action; Licenses; Filings

31

6.4

Employee Benefit Matters

32

6.5

Directors’ and Officers’ Indemnification and Insurance

32

6.6

No Control of Other Party’s Business

34

6.7

Transfer Taxes

34

6.8

Section 16 Matters

34

6.9

Confidentiality Agreements

34

6.10

[Intentionally Omitted.]

34

6.11

Public Announcements

34

6.12

Notification of Certain Matters

34

6.13

Options; Warrants; Restricted Stock

35

6.14

Resignation of Directors

36

6.15

Takeover Statute

37

ARTICLE 7 - CONDITIONS OF MERGER

37

7.1

Conditions Applicable to Each Party

37

7.2

Additional Conditions Applicable to Parent and Merger Sub

37

7.3

Additional Conditions Applicable to Company

39

ARTICLE 8 - TERMINATION

39

8.1

Termination

39

8.2

Notice of Termination; Effect of Termination

41

8.3

Fees and Expenses

41

8.4

Waiver

42

ARTICLE 9 - GENERAL PROVISIONS

42

9.1

Non-Survival of Representations and Warranties

42

9.2

Notices

43

9.3

Headings

45

9.4

Severability

45

9.5

Entire Agreement

45

9.6

Assignment

45

ii

9.7

Parties in Interest

45

9.8

Governing Law

45

9.9

Enforcement

46

9.10

Counterparts

46

9.11

Time is of the Essence

46

9.12

Interpretation

46

Exhibit A

Glossary of Defined Terms

Annex A

Employee Benefit Matters

iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is dated and effective as of August 16, 2007, by and among Midwest Air Partners, LLC, a Delaware limited liability company (the “Parent”), Midwest Acquisition Company, Inc., a Wisconsin corporation and wholly owned subsidiary of the Parent (the “Merger Sub”), and Midwest Air Group, Inc. a Wisconsin corporation (the “Company”).  A glossary of defined terms is attached to this Agreement as Exhibit A.

RECITALS

WHEREAS, the Company’s Board of Directors (the “Company Board”), the Parent’s managing member (the “Parent Managing Member”) and the Merger Sub’s Board of Directors (the “Merger Sub Board”) have each determined that it is advisable to, fair to and in the best interests of their respective shareholders and members, as applicable, for the Merger Sub to merge with and into the Company (the “Merger”) upon the terms and subject to the conditions set forth in this Agreement and in accordance with the WBCL; and

WHEREAS, the Company Board, the Parent Managing Member and the Merger Sub Board have each approved the Merger, upon the terms and subject to the conditions set forth in this Agreement, and the Company Board and the Merger Sub Board have resolved to recommend that their respective shareholders approve and adopt this Agreement; and

WHEREAS, the Company, the Parent and the Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby and also to prescribe various conditions to consummation of the transactions contemplated hereby; and

NOW, THEREFORE, in consideration of the foregoing recitals and the representations, warranties, covenants and agreements contained herein, and subject to the terms and conditions set forth herein, the Company, the Parent and the Merger Sub hereby agree as follows:

ARTICLE 1- THE MERGER

1.1

Merger.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the WBCL and a plan of merger to be prepared in accordance with the WBCL, at the Effective Time the Merger Sub shall be merged with and into the Company.  As a result of the Merger, the separate corporate existence of the Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”).

1.2

Closing.  The Closing shall be held at such time, date (the “Closing Date”) and location as may be mutually agreed by the Parent and the Company.  In the absence of such agreement, the Closing shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Los Angeles, California, commencing at 9:00 a.m., local time, on the fifth (5th) Business Day after satisfaction or waiver of the conditions set forth in Article 7, below (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), unless this Agreement has been theretofore terminated pursuant to Article 8, below.

1.3

Effective Time.  Contemporaneously with the Closing, the parties shall cause the Merger to be consummated by filing Articles of Merger (the “Articles of Merger”), and any other required documents, with the DFI, in such form as required by, and executed in accordance with the relevant provisions of, the WBCL.

1.4

Effect of the Merger.  At the Effective Time, the Merger shall have the effect provided in this Agreement and the applicable provisions of the WBCL.  Without limiting the generality of the foregoing, at the Effective Time, all of the property, rights, privileges, powers and franchises of the Merger Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of the Merger Sub and the Company shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

1.5

Surviving Corporation’s Charter Documents.  Each of the Articles of Incorporation and Bylaws of the Company shall be amended as a result of the Merger so as to read in its entirety as the articles of incorporation and bylaws, respectively, of Merger Sub in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation shall be the same as the name of the Company, and the provisions in the Articles of Incorporation of Merger Sub naming its incorporator shall be omitted and, as so amended, shall be the Articles of Incorporation and Bylaws of Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

1.6

Surviving Corporation’s Directors and Officers.  At the Effective Time, the directors and officers of the Merger Sub immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, each to hold office in accordance with the Surviving Corporation’s Articles of Incorporation and By-Laws.

1.7

Conversion of Securities.  At the Effective Time, by virtue of the Merger and without action on the part of any of the Parent, the Merger Sub, the Company or any of their respective Boards of Directors or shareholders:

(a)

Conversion of Shares.  Each share of the common stock, $.01 par value, of the Company together with the associated Preferred Share Purchase Right (“Company Common Stock” or “Shares”) issued and outstanding immediately prior to the Effective Time, other than (i) Shares held in the treasury of the Company, (ii) Shares owned by the Parent, the Merger Sub or any other Parent Subsidiary, and (iii) Shares owned by the Company (clauses (i) through (iii) hereof, collectively, “Excluded Shares”), shall cease to be outstanding and shall be converted into the right to receive an amount in cash equal to $17.00 (the “Per Share Consideration”).

(b)

Cancellation of Excluded Shares.  Each Excluded Share shall be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

(c)

Conversion of Merger Sub Shares.  Each outstanding share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into one share of capital stock, of the same class and series, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.  Each outstanding option, warrant or other instrument or security of the Merger Sub which is convertible into, exchangeable for or exercisable for shares of capital stock of the Merger Sub and is outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into an option, warrant or other instrument or security with the same terms and that is convertible into, exchangeable for or exercisable for shares of capital stock of the Surviving Corporation, of the same class and series.  The Articles of Merger shall specifically provide that all classes and series of capital stock of Merger Sub shall be treated at the Effective Time as provided in this Section 1.7.

1.8

Exchange Procedures.

(a)

Paying Agent.  At or prior to the Effective Time, the Parent shall deposit, or shall cause to be deposited, with the bank or trust company designated by the Parent as the paying agent (the “Paying Agent”), for the benefit of the holders of Company Common Stock, for exchange in accordance with this Article 1, through the Paying Agent, cash in an amount equal to the aggregate Per Share Consideration (the “Exchange Fund”).  The Paying Agent shall invest the Exchange Fund as directed in writing by the Parent; provided, however, that such investments shall only be in obligations of or guaranteed by the United States of America, in commercial paper obligations receiving the highest rating from Moody’s Investors Service, Inc. or Standard & Poor’s Corporation or a combination of the foregoing and, in any such case, no such instrument shall have a maturity exceeding three (3) months from the date of issuance (it being understood that any and all interest or income earned on the Exchange Fund shall be remitted and allocable to the Parent).  If there are losses with respect to investments of the Exchange Fund, or the cash maintained in the Exchange Fund diminishes for other reasons below the level required to make prompt payment of the aggregate Per Share Consideration as contemplated herein, the Parent shall promptly replace or restore the cash in the Exchange Fund lost through such investments or other events so as to ensure that the Exchange Fund is at all times maintained at a level sufficient to satisfy the aggregate Per Share Consideration.

(b)

Surrender Procedures.  Within five (5) days after the Effective Time, the Parent shall cause to be mailed to each record holder, as of the Effective Time, of certificates representing outstanding shares of Company Common Stock (“Company Certificates”) or shares of Company Common Stock represented by book-entry (“Company Book-Entry Shares”) (in each case, other than Excluded Shares), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Company Certificates shall pass, only upon proper delivery of Company Certificates to the Paying Agent or, in the case of Company Book-Entry Shares, upon adherence to the procedures set forth in the letter of transmittal) and (ii) instructions for use in effecting the surrender of Company Certificates or, in the case of Company Book-Entry Shares, the surrender of such shares for payment of the Per Share Consideration therefor.  After the

Effective Time, upon surrender in accordance with this Section 1.8(b) to the Paying Agent of Company Certificates or Company Book-Entry Shares, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the Paying Agent shall promptly deliver to the holder of such Company Certificates or Company Book-Entry Shares in exchange therefor, the Per Share Consideration to be received by the holder thereof pursuant to this Agreement.  The Paying Agent shall accept Company Certificates and Company Book-Entry Shares upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices.  After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of shares of Company Common Stock and, if Company Certificates or Company Book-Entry Shares are presented to the Company for transfer, they shall be canceled against delivery of the Per Share Consideration in accordance with the procedures set forth in this Section 1.8.  If the Per Share Consideration is to be issued in a name other than that in which a Company Certificate surrendered for exchange or Company Book-Entry Share is registered, it shall be a condition of such exchange that either (i) such Company Certificate shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer or such Company Book-Entry Share shall be properly transferred, and (ii) the Person requesting such exchange or payment shall pay to the Company or its transfer agent or as otherwise directed any transfer or other Taxes required by reason of the payment of the Per Share Consideration in a name other than that of the registered holder of the Company Certificate surrendered or such Company Book-Entry Share, or establish to the satisfaction of the Parent that such Tax has been paid or is not applicable.  Until surrendered as contemplated by this Section 1.8(b), each Company Certificate and each Company Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Per Share Consideration as contemplated by Section 1.7, above.

(c)

No Further Rights in the Shares.  The Per Share Consideration paid upon the surrender for exchange of Company Certificates or Company Book-Entry Shares in accordance with the terms of this Article 1 shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the Shares so exchanged.

(d)

Termination of Exchange Fund.  Any portion of the Exchange Fund which remains undistributed to the former shareholders of the Company for twelve (12) consecutive months after the Effective Time shall be delivered to the Parent, upon demand, and any former shareholders of the Company who have not theretofore complied with this Section 1.8 shall thereafter look only to the Parent and the Surviving Corporation to claim the Per Share Consideration owed to them hereunder, without interest thereon.

(e)

No Liability.  Notwithstanding anything herein to the contrary, neither the Parent nor the Paying Agent shall be liable to any holder of Shares for any cash or other payment delivered to a Governmental Authority pursuant to any abandoned property, escheat or similar Laws.

(f)

Withholding Rights.  The Parent and the Paying Agent shall be entitled to deduct and withhold from the Per Share Consideration otherwise payable pursuant to this Agreement such amounts as the Parent or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of applicable Law, and the Parent and the Paying Agent shall timely pay over such withheld amounts to the appropriate Governmental Authority.  To the extent that amounts are so withheld by the Parent or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the Shares in respect of which such deduction and withholding was made.

(g)

Lost, Stolen or Destroyed Certificate.  If any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Company Certificate to be lost, stolen or destroyed and, if requested by the Parent, the posting by such Person of a bond, in such reasonable amount as the Parent may direct, as indemnity against any claim that may be made against it with respect to such Company Certificate, the Paying Agent will pay, in exchange for such lost, stolen or destroyed Company Certificate, the Per Share Consideration to be paid in respect of the Shares represented by such Company Certificate.

1.9

Adjustments for Dilution and Other Matters.  If, between the date of this Agreement and the Effective Time, there is a recapitalization, reclassification, stock split, stock dividend, subdivision, combination or exchange of shares with respect to, or rights issued in respect of, the Shares (each, an “Adjustment”), the Per Share Consideration shall be adjusted accordingly, without duplication, to provide the holders of Shares with the same economic effect as contemplated by this Agreement prior to such Adjustment.

ARTICLE 2- REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (i) as set forth in the corresponding section of the disclosure letter delivered to the Parent and the Merger Sub by the Company prior to entering into this Agreement (the “Company Disclosure Letter”), it being understood that matters disclosed pursuant to one section of the Company Disclosure Letter shall be deemed disclosed with respect to any other section of the Company Disclosure Letter where it is reasonably apparent that the matters so disclosed are applicable to such other section, and (ii) to the extent set forth in the Company Reports filed prior to the date hereof (excluding any risk factor disclosures contained in such documents and any disclosure of any risks included in any “forward-looking statement” or related disclaimer or other statements that are similarly non-specific and are predictive or forward-looking in nature) if the relevance of such disclosure as an exception to a representation or warranty is reasonably apparent, the Company hereby represents and warrants to the Parent and the Merger Sub that:

2.1

Organization, Good Standing and Qualification.  The Company and each Company Subsidiary is a legal entity duly organized, validly existing and in good standing or active status, as the case may be, under the Laws of its respective jurisdiction of incorporation or organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or leasing of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, validly existing, qualified or in good standing or active status, or to have such power or authority, would not reasonably be expected to result in a Company Material Adverse Effect.  The Company has made available to the Parent complete and correct copies of the Company’s Articles of Incorporation and By-Laws and the organizational documents of each Company Subsidiary, each as amended to date.

2.2

Capitalization.  The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 5,000,000 shares of no par value preferred stock, 250,000 of which shares have been designated as Series A Junior Participating Preferred Stock and reserved for issuance with the Preferred Share Purchase Rights (the “Series A Preferred Stock” and, together with any other series, the “Company Preferred Stock”).  As of August 10, 2007, (i) 25,120,591 shares of Company Common Stock were issued and outstanding, all of which were duly authorized, validly issued, fully paid and non assessable, subject to the personal liability which may be imposed on shareholders by former Section 180.0622(2)(b) of the WBCL for debts incurred prior to June 14, 2006 (for debts incurred on or after such date, Section 180.0622(2)(b) of the WBCL has been repealed) owing to employees for services performed, but not exceeding six (6) months service in any one case, and not issued in violation of any preemptive or similar right of any shareholder of the Company or any other Person, and no shares of Company Preferred Stock were issued and outstanding, (ii) 708,667 shares of Company Common Stock and no shares of Company Preferred Stock were held in the treasury of the Company, (iii) 2,403,230 shares of Company Common Stock were subject to, and were reserved for issuance upon exercise of, outstanding stock options (each, a “Company Option”) and issued pursuant to the Company’s stock option and equity incentive plans (each, a “Company Option Plan”), (iv) 104,031 shares of Company Common Stock were subject to, and were reserved for issuance upon exercise of, outstanding warrants (each, a “Company Warrant”), and (v) 417,153 shares of Company Common Stock were subject to restricted stock award agreements (each, a “Company Restricted Award”).  Since the close of business on August 10, 2007 to the date of this Agreement, no Shares, shares of Company Preferred Stock, Company Options, Company Warrants, or Company Restricted Awards have been issued by the Company, except Shares issued pursuant to the exercise of Company Options.  The Company has made available to the Parent complete and correct copies of each Company Option Plan, form of option agreement evidencing any Company Option, Company Warrant and Company Restricted Award.  All of the issued and outstanding shares of Company Common Stock, Company Options, Company Warrants and Company Restricted Awards have been issued in compliance with all applicable federal and state securities laws or in accordance with exemptions therefrom, except for such violations that would not reasonably be expected to result in a Company Material Adverse Effect.  Except for the Preferred Share Purchase Rights, the Company Options, the Company Warrants and the Company Restricted Awards, there are no outstanding Rights to which the Company or any Company Subsidiary is a party relating to the issued or unissued capital stock or other equity interests of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock or other equity interests of the Company or any Company Subsidiary.  There are no obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock or other equity interests of any Company Subsidiary or to provide funds to or make any investment in any Company Subsidiary or any other Person.  At the Effective Time, each Company Warrant shall be cancelled and shall thereafter represent only the right to receive the consideration set forth in Section 6.13 hereof.

Section 2.2 of the Company Disclosure Letter lists, as of August 1, 2007, the outstanding Company Options and Company Warrants and the exercise prices thereof.

2.3

Subsidiaries.  All of the outstanding shares of capital stock of each Company Subsidiary that is a corporation have been duly authorized and validly issued and are fully paid and nonassessable, subject to the personal liability which may be imposed on shareholders by former Section 180.0622(2)(b) of the WBCL for debts incurred prior to June 14, 2006 (for debts incurred on or after such date, Section 180.0622(2)(b) of the WBCL has been repealed) owing to employees for services performed, but not exceeding six (6) months service in any one case, and were not issued in violation of any preemptive or similar right of any shareholder of the Company or any other Person.  All of the outstanding shares of capital stock or other equity interests of each Company Subsidiary are owned by the Company, by one or more Company Subsidiaries or by the Company and one or more Company Subsidiaries, free and clear of all Liens (other than restrictions on transfer imposed by applicable federal and state securities laws).  No shares of preferred stock of any Company Subsidiary are issued and outstanding.  Except for the capital stock and other equity interests of the Company Subsidiaries, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any Person.

2.4

Authority; Approval.

(a)

The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby are within the Company’s corporate powers and, except for the Company Requisite Vote and the filing and recordation of the Articles of Merger in accordance with the WBCL, have been duly and validly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by the Company and, assuming that this Agreement constitutes the legal, valid and binding obligation of the Parent and the Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b)

The Company Board at a meeting duly called and held on or prior to the date hereof has (i) determined that this Agreement and the transactions contemplated hereby, including, the Merger, are in the best interests of the Company, (ii) approved and adopted this Agreement and the transactions contemplated hereby, including the Merger, and (iii) resolved to recommend to the Company’s shareholders that they vote in favor of adopting and approving this Agreement and the Merger in accordance with the terms hereof (the recommendation referred to in this Section 2.4(b) is referred to in this Agreement as the “Recommendation”).

2.5

Third Party Consents; No Violations.

(a)

Except as disclosed in Section 2.5(a) of the Company Disclosure Letter, no notices, reports or other filings are required to be made by the Company or any of the Company Subsidiaries with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained, or any actions required to be taken, by the Company or any of the Company Subsidiaries from, as applicable, any Governmental Authority or other Person in connection with the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby, except for (i) filings relating to and the approval of, or expiration or termination of the statutory waiting periods relating to, this Agreement and the transactions contemplated hereby, under the HSR Act, and  those that the failure to make or obtain would not reasonably be expected to result in a Company Material Adverse Effect, and (ii) notification to the DOT of the change in control of the Company Subsidiaries and such filings as the DOT might require with respect to the international operating authority of the Company Subsidiaries.

(b)

The execution, delivery and performance of this Agreement by the Company do not, and the consummation by the Company of the Merger and the other transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, the Company’s Articles of Incorporation or By-Laws or the comparable governing documents of any of the Company Subsidiaries, or (ii) with or without notice, lapse of time or both, a breach or violation of, a termination or default under, the creation or acceleration of any obligations under or the creation of a Lien on any of the assets of the Company or any of the Company Subsidiaries pursuant to, (x) any Contract binding upon the Company or any of the Company Subsidiaries or (y) any material Law to which the Company or any of the Company Subsidiaries is subject or any Company License; except in the case of clause (ii)(x), above, for any such breach, violation, termination, default, creation, acceleration or change that would not reasonably be expected to result in a Company Material Adverse Effect.

2.6

Company Reports; Financial Statements.

(a)

The Company and each Company Subsidiary has filed all forms, reports and documents required to be filed with the SEC (collectively, the “Company Reports”) since December 31, 2004.  The Company Reports, including all Company Reports filed after the date of this Agreement, (i) were or will be prepared in accordance with the requirements of applicable Law and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)

Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company Reports, including any Company Reports filed after the date of this Agreement and prior to or on the Effective Time, have been or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents in all material respects the consolidated financial position of the Company and the Company Subsidiaries as of the respective dates thereof and the consolidated results of its operations and cash flows and changes in financial position for the periods indicated, except that any unaudited interim financial statements do not contain the notes required by GAAP and were or are subject to normal and recurring year-end adjustments, which were not or are not expected to be material in amount, either individually or in the aggregate.

(c)

The Company has established and maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) promulgated under the Exchange Act) that are reasonably designed to ensure that material information (both financial and non-financial) relating to the Company and the Company Subsidiaries required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that such information is accumulated and communicated to the Company’s principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and the principal financial officer of the Company required by Section 302 of Sarbanes-Oxley with respect to such reports.  For purposes of this Agreement, “ principal executive officer” and “principal financial officer” shall have the meanings given to such terms in Sarbanes-Oxley.

(d)

The Company has established and maintains a system of internal control over financial reporting (as defined in Rule 13a-15(f) promulgated under the Exchange Act) (“internal controls”).  To the Knowledge of the Company, such internal controls are sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with GAAP.  The Company has disclosed, based on its most recent evaluation of internal controls prior to the date hereof, to the Company’s auditors and audit committee (i) any significant deficiencies and material weaknesses known to the Company in the design or operation of internal controls which are reasonably likely to adversely affect in a material respect the Company’s ability to record, process, summarize and report financial information and (ii) any material fraud known to the Company that involves management or other employees who have a significant role in internal controls.  The Company has made available to the Parent a summary of any such disclosure regarding material weaknesses and fraud made by management to the Company’s auditors and audit committee since December 31, 2004.  For purposes of this Agreement, a “significant deficiency” in controls means an internal control deficiency that adversely affects an entity’s ability to initiate, authorize, record, process, or report external financial data reliably in accordance with GAAP.  A “significant deficiency” may be a single deficiency or a combination of deficiencies that results in more than a remote likelihood that a misstatement of the annual or interim financial statements that is more than inconsequential will not be prevented or detected.  For purposes of this Agreement, a “material weakness” in internal controls means a significant deficiency, or a combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

2.7

Absence of Certain Changes.  Since December 31, 2006, (i) there has not been any Company Material Adverse Effect and (ii) the business of the Company and the Company Subsidiaries has been conducted in the ordinary course consistent with past practice and neither the Company nor any Company Subsidiaries have taken any actions that would have been prohibited pursuant Sections 4.2(a), (c), (d), (i), (j), (l), (m), (n), (q) and (r) if such covenant had been in effect as of December 31, 2006.

2.8

Liabilities.  Except as disclosed in Section 2.8 of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), other than liabilities and obligations (i) set forth in the Company’s consolidated balance sheet for the year ended December 31, 2006 included in the Company Reports (or in the notes thereto), (ii) incurred in the ordinary course of business since December 31, 2006, (iii) incurred in connection with the Merger or any other transaction or agreement contemplated by this Agreement, (iv) for future performance under any Contracts to which the Company or any of the Company Subsidiaries is a party or bound that were entered into in the ordinary course of business or are listed in any section of the Company Disclosure Letter, (v) that are expressly within the scope of another representation or warranty in this Article 2, and (vi) that have not had and would not reasonably be expected to result in a Company Material Adverse Effect.

2.9

Litigation.  Except as disclosed in Section 2.9 of the Company Disclosure Letter, there is no Proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of the Company Subsidiaries that would reasonably be expected to result in a Company Material Adverse Effect or challenge, prevent or materially impair or delay the consummation of the transactions contemplated by this Agreement.  Neither the Company nor any of the Company Subsidiaries is subject to or bound by any outstanding Order that would reasonably be expected to (i) result in a Company Material Adverse Effect or (ii) prevent or materially impair or delay the consummation of the transactions contemplated by this Agreement.

2.10

Employee Benefits.

(a)

The Company has made available to the Parent a complete and correct copy of (to the extent applicable):  (i) all material employee benefit plans (as defined in Section 3(3) of ERISA), and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, flight benefits and other benefit plans, programs or arrangements, and all written employment, termination, severance and other employment Contracts or written employment arrangements, with respect to which the Company or any Company ERISA Affiliate has any obligation, whether absolute, accrued, contingent or otherwise due or to become due (each, a “Company Benefit Plan”) (or, if such Company Benefit Plan is not written, a written summary thereof) and all amendments thereto; (ii) each trust or insurance policy relating to each Company Benefit Plan; (iii) the most recent summary plan description or other written explanation of each Company Benefit Plan provided to participants; (iv) the most recent annual report (Form 5500) filed with the U.S. Department of Labor; and (v) the most recent determination letter, if any, issued by the IRS with respect to any Company Benefit Plan intended to be qualified under Section 401(a) of the Code.  Except as disclosed in Section 2.10(a) of the Company Disclosure Letter, there has been no material change in flight benefits to employees in the last twelve (12) months.

(b)

Except as would not reasonably be expected to result in a Company Material Adverse Effect, (i) each Company Benefit Plan maintained by the Company or any of the Company ERISA Affiliates has been maintained in compliance with its terms and, both as to form and in operation, with the requirements of applicable Law, and (ii) all employer or employee contributions, premiums and expenses to or in respect of each Company Benefit Plan have been paid in full or, to the extent not yet due, have been adequately accrued on the applicable financial statements of the Company included in the Company Reports in accordance with GAAP.  Neither the Company nor any of the Company ERISA Affiliates has at any time during the five (5) year period immediately preceding the date hereof maintained, contributed to, been obligated to contribute to or incurred any liability under any “multiemployer plan” (as defined in Section 3(37) of ERISA) or any ERISA Benefit Plan that is subject to Title IV of ERISA or Section 412 of the Code, except as disclosed in Section 2.10(b) of the Company Disclosure Letter.

(c)

As of the date of this Agreement, there are no pending or, to the Knowledge of the Company, threatened Proceedings involving a Company Benefit Plan (other than routine claims for benefits payable under any such Company Benefit Plan) that would reasonably be expected to result in a Company Material Adverse Effect.

(d)

Each Company Benefit Plan that is intended by its terms to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified, a timely application for such determination is now pending or is not yet required to be filed or the Company or the Company ERISA Affiliate has duly adopted a prototype plan and is relying on the opinion letter for such prototype plan, and, except as would not reasonably be expected to result in a Company Material Adverse Effect, each such Company Benefit Plan is qualified in operation.  Except as would not reasonably be expected to result in a Company Material Adverse Effect, neither the Company nor any of the Company ERISA Affiliates has any liability or obligation under any welfare plan or agreement to provide benefits after termination of employment to any employee or dependent other than as required by Section 4980B of the Code or applicable Law or the terms of a separation or retention plan or agreement.

(e)

On and after the effectiveness of the Pension Protection Act of 2006, no Company Benefit Plan currently is, or is reasonably expected to be, in at risk status (within the meaning of Title IV of ERISA).

(f)

Except as set forth in Section 2.10(f) of the Company Disclosure Letter, no amounts payable under any of the Company Benefit Plans or any other contract, agreement or arrangement with respect to which the Company or any Company

Subsidiary may have any liability could fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code or Section 162(m) of the Code.

2.11

Compliance with Laws; Licenses.

(a)

The businesses of the Company and each Company Subsidiary have not been, and are not being, conducted in violation of any applicable operating certificates, common carrier obligations, airworthiness directives (“Ads”), Federal Aviation Regulations (“FARs”) or any other rules, regulations, directives or policies of the FAA, DOT, FCC, DHS or any other Governmental Authority, except for such violations that would not reasonably be expected to result in a Company Material Adverse Effect.  No investigation or review by any Governmental Authority with respect to the Company or any of the Company Subsidiaries is pending or, to the Knowledge of the Company, threatened, nor has any Governmental Authority indicated an intention to conduct the same, except for any such investigations or reviews that would not reasonably be expected to result in a Company Material Adverse Effect.  Each of the Company and the Company Subsidiaries has obtained and is in compliance with all Licenses necessary to conduct its business as presently conducted (each, a “Company License”), except for any failures to have or to be in compliance with such Company Licenses which would not reasonably be expected to result in a Company Material Adverse Effect.

(b)

Each of the Company and the Company Subsidiaries is, and since January 1, 2005, has been, in compliance with (i) its obligations under each of the material Company Licenses and (ii) any applicable material Laws and the rules and regulations of the Governmental Authority issuing such Company Licenses.  There is not pending or, to the Knowledge of the Company, threatened before the FAA, DOT or any other Governmental Authority any material proceeding, notice of violation, order of forfeiture or complaint or investigation against the Company or any of the Company Subsidiaries relating to any of the material Company Licenses.  The actions of the applicable Governmental Authorities granting all Company Licenses have not been reversed, stayed, enjoined, annulled or suspended, and there is not pending or, to the Knowledge of the Company, threatened any material application, petition, objection or other pleading with the FAA, DOT or any other Governmental Authority which challenges or questions the validity of or any rights of the holder under any material Company License.

2.12

Material Contracts.  Except as set forth in Section 2.12 of the Company Disclosure Letter, neither the Company nor any Company Subsidiary is a party to or obligated under any Contract which (i) obligates the Company or any Company Subsidiary for payments in any future calendar year in excess of $1,000,000, in the aggregate, and which is not terminable by the Company or the Company Subsidiary without additional payment or penalty within one hundred eighty (180) days of delivery of notice of such termination, (ii) would require filing by the Company pursuant to Item 601(b)(10) of Regulation S-K under the Exchange Act that has not been so disclosed, and (iii) any Contract restricting the Company (or the Company Subsidiaries or Affiliates) from engaging in any line of business or in any geographic region  (collectively, including any Contract that has been disclosed pursuant to Item 601(b)(1) of Regulation S-K under the Exchange Act, “Material Contracts”).  Except as would not reasonably be expected to have a Company Material Adverse Effect, (a) neither the Company nor any Company Subsidiary is in breach of or default (with or without notice, lapse of time or both) under the terms of any Material Contract, (b) to the Knowledge of the Company, as of the date hereof, no other party to any Material Contract is in breach of or default (with or without notice, lapse of time or both) under the terms of any Material Contract and (c) each Material Contract is a valid and binding obligation of the Company or the Company Subsidiary a party thereto and is in full force and effect assuming that each such Material Contract is a valid and binding obligation of the other party or parties to the Material Contract.

2.13

Real and Personal Property.

(a)

With respect to each material real property owned by the Company or any Company Subsidiary (“Owned Real Property”), (i) either the Company or Company Subsidiary has good and marketable title in fee simple to such Owned Real Property, free and clear of all Liens other than Permitted Liens, (ii) there are no outstanding purchase options, rights of first refusal or similar rights in favor of any other Person to purchase such Owned Real Property or any portion thereof or interest therein, and (iii) there are no leases, subleases, licenses, options, rights, concessions or other contracts affecting the ownership, possession or use of any portion of such Owned Real Property, other than, in the case of clause (ii) or (iii) above, as would not reasonably be expected to have a Company Material Adverse Effect.  There are no physical conditions or defects at any of the Owned Real Properties that impair or would impair the continued use of such Owned Real Property in the ordinary course of business as presently conducted at each such Owned Real Property, except for any such conditions or defects that would not reasonably be expected to have a Company Material Adverse Effect.  Neither the Company nor any Company Subsidiary has received notice of any pending, and to the Knowledge of the Company, there is no threatened, condemnation with respect to any of the Owned Real Properties, except for any such condemnations that would not reasonably be expected to have a Company Material Adverse Effect.

(b)

With respect to all leases, subleases and other contracts under which the Company or any Company Subsidiary uses or occupies any material real property (“Real Property Leases”), except as would not reasonably be expected to have a Company Material Adverse Effect, (i) to the Knowledge of the Company, each Real Property Lease is valid, binding and in full force and effect and neither the Company nor any Company Subsidiary nor any other party thereto is in breach or default (with or without notice, lapse of time or both) under any Real Property Lease, and (ii) no termination event or condition or uncured default on the part of the Company or any Company Subsidiary or, to the Knowledge of the Company, the landlord thereunder exists under any Real Property Lease.  Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company and each Company Subsidiary has a good and valid leasehold interest in each parcel of material real property leased by it, free and clear of all Liens except for Permitted Liens.  Neither the Company nor any Company Subsidiary has received notice of any pending, and to the Knowledge of the Company there is no threatened, condemnation with respect to any material real property leased pursuant to any of the Real Property Leases, except for any such condemnations that would not reasonably be expected to have a Company Material Adverse Effect.

(c)

The Company and the Company Subsidiaries have good and marketable title to, or valid and enforceable rights to use under existing material franchises, easements or licenses, or valid and enforceable leasehold interests in, all of their material tangible personal properties and assets necessary to carry on their businesses as such businesses are now being conducted, free and clear of all Liens, except for Permitted Liens.

2.14

Takeover Statutes.  No “fair price,” “merger moratorium,” “control share acquisition” or similar anti-takeover statute or regulation (including the provisions of Sections 180.1130 to 180.1134 and Sections 180.1140 to 180.1144 of the WBCL, inclusive) is applicable to the Merger or any other transaction contemplated hereby, except for such statutes or regulations as to which all necessary action has been taken by the Company and the Company Board to permit the consummation of the Merger in accordance with the terms hereof.

2.15

Environmental Matters.

(a)

Except as set forth in Section 2.15 of the Company Disclosure Letter, (i) the Company and the Company Subsidiaries are in compliance in all material respects with all applicable Environmental Laws and Environmental Licenses; (ii) no property currently or, to the Knowledge of the Company, formerly owned or leased by the Company or any of the Company Subsidiaries has been the subject of any investigation by any Governmental Authority or of any demand of another Person alleging the presence of any Hazardous Substances that would require material remediation or other material response actions pursuant to any Environmental Law; (iii) neither the Company nor any of the Company Subsidiaries (nor, to the Knowledge of the Company, any Person for whom they may be liable by Law or Contract) has received any written notice, demand, letter, claim or request for information alleging that the Company or any of the Company Subsidiaries may be in material violation of or subject to material liability under any Environmental Law; (iv) neither the Company nor any of the Company Subsidiaries is subject to any material Environmental Claim; and (v) to the Knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, the release, emission, discharge, presence or disposal of any Hazardous Substances, that could form the basis of any material Environmental Claim against the Company or any of the Company Subsidiaries (nor, to the Knowledge of the Company, any Person for whom they may be liable by Law or Contract), or otherwise result in any material costs or liabilities under any Environmental Law, except for matters that would not reasonably be expected to result in a Company Material Adverse Effect.

(b)

The Company has made available to Parent all material assessments, reports, data, results of investigations or audits, and other information that is in the possession of or reasonably available to the Company and the Company Subsidiaries regarding environmental matters pertaining to the environmental condition of the business of the Company and the Company Subsidiaries, or the compliance (or noncompliance) by the Company and the Company Subsidiaries with any Environmental Laws.

(c)

The Company would not be required by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any transactions contemplated hereby, to remove or remediate Hazardous Substances where any such removal or remediation would reasonably be expected to have a Company Material Adverse Effect.  Except as set forth in Section 2.15(c) of the Company Disclosure Letter, the Company and the Company Subsidiaries are not required by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any transactions contemplated hereby, (i) to perform a site assessment for Hazardous Substances (ii) to give notice to or receive approval from any Governmental Authority, except where such failure to give notice or receive approval would not reasonably be expected to result in a Company Material Adverse Effect, or (iii) record or deliver with respect to Owned Real Property to any person or entity any disclosure document or statement pertaining to environmental matters.

2.16

Taxes.  The Company and each of the Company Subsidiaries has timely filed (after taking into account all applicable extensions) all Tax Returns required to be filed by them, except where the failure to timely file would not reasonably be expected to result in a Company Material Adverse Effect.  All such Tax Returns are complete and correct in all respects, except where the failure of such Tax Returns to be complete and correct would not reasonably be expected to result in a Company Material Adverse Effect.  Each of the Company and the Company Subsidiaries has paid or caused to be paid all Taxes shown as due on such Tax Returns and all Taxes owed by the Company and the Company Subsidiaries for which no return was required to be filed, except where the failure to do so would not reasonably be expected to result in a Company Material Adverse Effect.  No deficiencies for any Taxes have been asserted in writing, proposed in writing or assessed in writing against the Company or any of the Company Subsidiaries that have not been paid or otherwise settled or are not otherwise being challenged under appropriate procedures, except for deficiencies that, if finally resolved in a manner adverse to the Company or relevant Company Subsidiary, would not reasonably be expected to result in a Company Material Adverse Effect.  No written requests for waivers of the time to assess any material Taxes of the Company or the Company Subsidiaries are pending as of the date hereof.  There are no audits pending or, to the Knowledge of the Company, threatened against the Company or any of the Company Subsidiaries that would reasonably be expected to have a Company Material Adverse Effect.

2.17

Labor Matters.

(a)

The Company has made available to the Parent complete and correct copies of all collective bargaining agreements and other labor union contracts (including all amendments thereto) applicable to any employees of the Company or any of the Company Subsidiaries (the  “Company CBAs”).

(b)

No labor union, labor organization or group of employees of the Company or any of the Company Subsidiaries has made a demand for recognition or certification pending as of the date hereof, and there are no representation or certification proceedings or petitions seeking a representation proceeding pending as of the date hereof or, to the Knowledge of the Company, threatened as of the date hereof to be brought or filed with any labor relations tribunal or authority.  To the Knowledge of the Company, there are no labor union organizing activities pending or threatened as of the date hereof with respect to any employees of the Company or any of the Company Subsidiaries.

(c)

Neither the Company nor any of the Company Subsidiaries is currently engaged in any layoffs or employment terminations sufficient in number to trigger application of the Worker Adjustment and Retraining Notification Act of 1988, as amended (the “WARN Act”), the Wisconsin WARN Act, Section 109.07 of the Wisconsin Statutes, or any similar state, local or foreign law, and neither the Company nor any of the Company Subsidiaries has any liabilities under the WARN Act that have had or would reasonably be expected to have a Company Material Adverse Effect.

(d)

To the Knowledge of the Company, no employee of the Company or any of the Company Subsidiaries is in any material respect in violation of any term of any employment-related agreement, nondisclosure agreement, noncompetition agreement, restrictive covenant or other obligation to a former employer of any such employee relating (A) to the right of any such employee to be employed by the Company or any of the Company Subsidiaries or (B) to the knowledge or use of trade secrets or proprietary information.

(e)

To the Knowledge of the Company, no current officer or key employee of the Company or any of the Company Subsidiaries intends to terminate his or her employment, whether on account of the transactions contemplated by this Agreement or for any other reason.

(f)

The Company and each of the Company Subsidiaries are and have been in compliance with all applicable Laws respecting employment and employment practices, including, all laws respecting terms and conditions of employment, health and safety, wages and hours, child labor, immigration, employment discrimination, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers’ compensation, labor relations, employee leave issues and unemployment insurance, except where any failure to be in compliance would not reasonably be expected to result in a Company Material Adverse Effect.  To the Knowledge of the Company, the Company and each of the Company Subsidiaries are not delinquent in payments to any employees or former employees for any services or amounts required to be reimbursed or otherwise paid.  Neither the Company nor any of the Company Subsidiaries is a party to, or otherwise bound by, any Order relating to employees or employment practices.

(g)

From January 1, 2005 to the date of this Agreement, there has been no actual, or, to the Knowledge of the Company, threatened labor disputes, strikes, slowdowns, work stoppages or lockouts by or with respect to any employee of the Company or any of the Company Subsidiaries.

(h)

There are no arbitrations, written grievances or written complaints outstanding or, to the Knowledge of the Company, threatened against the Company or any of the Company Subsidiaries under any of the Company CBAs, except for such matters as would not reasonably be expected to result in a Company Material Adverse Effect.  None of the Company or any of the Company Subsidiaries has received (i) notice of any unfair labor practice charge or complaint pending or, to the Knowledge of the Company, threatened before the National Labor Relations Board or any other Governmental Authority against them, (ii) written notice of any charge or complaint with respect to or relating to them pending before the Equal Employment Opportunity Commission or any other Governmental Authority responsible for the prevention of unlawful employment practices, (iii) notice of the intent of any Governmental Authority responsible for the enforcement of labor, employment, wages and hours of work, child labor, immigration, or occupational safety and health laws to conduct an investigation with respect to or relating to them or notice that such investigation is in progress, or (iv) notice of any complaint, lawsuit or other proceeding pending or, to the Knowledge of the Company, threatened in any forum by or on behalf of any present or former employee of such entities, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any applicable law governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship, except for any notice pertaining to matters which would not reasonably be expected to result in a Company Material Adverse Effect.

2.18

Intellectual Property.  The Company and the Company Subsidiaries exclusively own free and clear of any Liens other than Permitted Liens, or are validly licensed or otherwise have the right to use as currently used, all Intellectual Property used in the conduct of the business of the Company and the Company Subsidiaries taken as a whole (“Company Intellectual Property”), except for such Intellectual Property where the failure to so own, be validly licensed or have the right to use  would not reasonably be expected to result in a Company Material Adverse Effect.  The Company and the Company Subsidiaries have taken all actions reasonably necessary to ensure full protection of their respective owned Intellectual Property under all applicable Laws, except where the failure to take any such actions would not reasonably be expected to result in a Company Material Adverse Effect.  To the Knowledge of the Company, no claims are pending that allege that the Company or any of the Company Subsidiaries is infringing or otherwise adversely affecting the rights of any Person with regard to any Intellectual Property other than claims that would not reasonably be expected to result in a Company Material Adverse Effect.  To the Knowledge of the Company, no Person is infringing the rights of the Company or any of the Company Subsidiaries with respect to any of their respective owned Intellectual Property in a manner that would reasonably be expected to result in a Company Material Adverse Effect.

2.19

Aircraft.

(a)

All aircraft owned or leased by the Company or any of the Company Subsidiaries (each, a “Company Aircraft”) are in airworthy condition and are being maintained according to applicable FAA standards and the FAA-approved maintenance program of the Company and the Company Subsidiaries, except for any Company Aircraft that is not in airworthy condition or any failures to maintain Company Aircraft as would not reasonably be expected to result in a Company Material Adverse Effect.  The Company and the Company Subsidiaries have implemented maintenance schedules with respect to their respective Company Aircraft and engines that, if complied with, would result in the satisfaction of all requirements under all applicable Ads and FARs required to be complied with in accordance with the FAA-approved maintenance program of the Company and the Company Subsidiaries, and the Company and the Company Subsidiaries are in compliance with such maintenance schedules and currently have no reason to believe that they will not satisfy any component of such maintenance schedules on or prior to the dates specified in such maintenance schedules, except, in each case, for such instances of noncompliance as would not reasonably be expected to result in a Company Material Adverse Effect.

(b)

The Company has made available to the Parent complete and correct copies of all Contracts (other than existing aircraft leases) pursuant to which the Company or any of the Company Subsidiaries may purchase or lease aircraft, including the manufacturer and model of all aircraft subject to each Contract.

(c)

Each Company Aircraft has a validly issued, current individual aircraft FAA Certificate of Airworthiness with respect to such Company Aircraft which satisfies all requirements for the effectiveness of such FAA Certificate of Airworthiness.

2.20

Slots.  The Company and the Company Subsidiaries have complied with the requirements of the Aviation Act and any other applicable Laws with respect to all takeoff and landing slots and other similar takeoff and landing rights (each, a “Company Slot”) used by the Company or any of the Company Subsidiaries on the date hereof at any domestic or international airport, except for such instances of noncompliance as would not reasonably be expected to result in a Company Material Adverse Effect.  Neither the Company nor any of the Company Subsidiaries has received any notice of any proposed withdrawal of the Company Slots by the FAA, the DOT or any other Governmental Authority as of the date hereof.  As of the date hereof, the Company Slots have not been designated for the provision of essential air services in accordance with the regulations issued under the Aviation Act, have not been acquired pursuant to 14 C.F.R. Section 93.219 and have not been designated for international operations, as more fully detailed in 14 C.F.R. Section 93.217.  All reports required by the FAA or any other Governmental Authority relating to the Company Slots have been filed in a timely manner, except for such failures to so file as would not reasonably be expected to result in a Company Material Adverse Effect.  Neither the Company nor any of the Company Subsidiaries has agreed to any trade, purchase, sale or other transfer of any of the Company Slots.

2.21

U.S. Citizen; Air Carrier.  Each of the Company’s operating subsidiaries, Midwest Airlines, Inc. and Skyway Airlines Inc., is a “citizen of the United States” as defined in the Aviation Act and is an “air carrier” within the meaning of the Aviation Act operating under certificates issued pursuant to 49 U.S.C. Sections 41101-41112.

2.22

Insurance.  Each insurance policy maintained by, at the expense of or for the benefit of the Company or any of the Company Subsidiaries with respect to its assets, properties or operations is in full force and effect and neither the Company nor any Company Subsidiary is in default with respect to its obligations under any such insurance policy, except as would not be reasonably expected to result in a Company Material Adverse Effect.  The insurance coverage of the Company and the Company Subsidiaries is customary for business entities of similar size engaged in similar lines of business.  Neither the Company nor any Company Subsidiary has received any written notice regarding any (i) cancellation or invalidation of any material insurance policy, (ii) refusal of any coverage or rejection of any material claim under any material insurance policy or (iii) material adjustment in the amount of premiums payable with respect to any material insurance policy.

2.23

Company Requisite Vote.  The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding and entitled to vote at the Shareholders’ Meeting (the “Company Requisite Vote”) is the only vote of the holders of any class or series of the Company’s capital stock necessary to approve this Agreement and the transactions contemplated hereby, including the Merger.

2.24

Opinion of Financial Advisor.  The Company Board has received the opinion of Goldman, Sachs & Co. (the “Company Financial Advisor”) to the effect that, as of the date of such opinion and based upon and subject to the matters set forth therein, the Per Share Consideration is fair, from a financial point of view, to the holders of the Shares.  A copy of such opinion has been provided to Parent prior to the date hereof, or will promptly be provided.

2.25

Brokers and Finders.  Except as set forth in Section 2.25 of the Company Disclosure Letter, no broker, finder or investment banker (other than the Company Financial Advisor) is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.  Prior to the date of this Agreement, the Company has made available to the Parent a complete and correct copy of all agreements between the Company and the Company Financial Advisor pursuant to which the Company Financial Advisor would be entitled to any payment relating to the transactions contemplated hereunder.

2.26

Rights Agreement.  The Company and the Company Board have taken all necessary action to render the Rights Agreement dated February 15, 2006, between the Company and American Stock Transfer & Trust Company (the “Rights Agreement”), inapplicable to the execution, delivery and performance of this Agreement and the transactions contemplated hereby, including the Merger, without any further action on the part of the holders of Company Common Stock or the Company Board and neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby will result in the occurrence of a Distribution Date (as defined in the Rights Agreement).

2.27

Proxy Statement.  The information supplied by the Company for inclusion or incorporation by reference in the Proxy Statement shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to shareholders or at the time of the Shareholders’ Meeting, be false or misleading with respect to any material fact required to be stated therein, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.  Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information about, or supplied in writing by Parent for inclusion in the Proxy Statement or omitted by, the Parent or the Merger Sub which is contained in any of the foregoing documents.

2.28

No Dissenters’ Rights.  No dissenters’, appraisal or similar rights or demands are exercisable by any shareholder of the Company in connection with the Merger under Section 180.1302(1) or Section 180.1302(2) of the WBCL.

ARTICLE 3- REPRESENTATIONS AND WARRANTIES OF THE PARENT AND
THE MERGER SUB

Except as expressly contemplated or permitted under this Agreement, the Parent and the Merger Sub hereby jointly and severally represent and warrant to the Company that:

3.1

Organization, Good Standing and Qualification.  The Parent and each Parent Subsidiary is a legal entity duly organized, validly existing and in good standing or active status, as the case may be, under the Laws of its respective jurisdiction of incorporation or organization and has all requisite corporate or similar power and authority to carry on its business as presently conducted.

3.2

Capitalization of Merger Sub; Operations of Parent and Merger Sub.  As of the date hereof, the authorized capital stock of the Merger Sub consists solely of 1,000 shares of Common Stock, par value $0.01 per share, all of which are validly issued and outstanding.  All of the issued and outstanding capital stock of the Merger Sub is owned by the Parent or a Parent Subsidiary.  Neither the Parent nor the Merger Sub has conducted any business prior to the date hereof and neither the Parent nor the Merger Sub has, and prior to the Effective Time will not have any, assets (except, with respect to the Parent, the common stock of the Merger Sub), liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

3.3

Authority; Approval.  The execution, delivery and performance by the Parent and the Merger Sub of this Agreement and the consummation by the Parent and the Merger Sub of the Merger and the other transactions contemplated hereby are within the Parent’s limited liability company powers and the Merger Sub’s corporate powers and, except for the filing and recordation of the Articles of Merger in accordance with the WBCL, have been duly and validly authorized by all necessary limited liability company and corporate action on the part of the Parent and the Merger Sub and no other limited liability company or corporate proceedings on the part of the Parent or the Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by the Parent and the Merger Sub and, assuming that this Agreement constitutes the legal, valid and binding obligation of the Company, constitutes the legal, valid and binding obligation of the Parent and the Merger Sub, enforceable against the Parent and the Merger Sub in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights’ and to general equity principles.

3.4

Third Party Consents; No Violations.

(a)

No notices, reports or other filings are required to be made by the Parent or any of the Parent Subsidiaries with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Parent or any of the Parent Subsidiaries from, as applicable, any Governmental Authority or other Person in connection with the execution, delivery and performance of this Agreement by the Parent and the Merger Sub and the consummation by the Parent and the Merger Sub of the Merger and the other transactions contemplated hereby, except for (i) filings relating to and the approval of, or expiration or termination of the statutory waiting periods relating to, this Agreement and the transactions contemplated hereby, under the HSR Act, and those that the failure to make or obtain would not reasonably be expected to prevent or materially impair or delay the consummation of the transactions contemplated hereby, and (ii) notification to the DOT of the change in control of the Company’s Subsidiaries and such filings as the DOT might require with respect to the international operating authority of the Company Subsidiaries.

(b)

The execution, delivery and performance of this Agreement by the Parent and the Merger Sub do not, and the consummation by the Parent and the Merger Sub of the Merger and the other transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, the Parent’s Certificate of Formation or Limited Liability Company Agreement or the comparable governing documents of any of the Parent Subsidiaries, or (ii) with or without notice, lapse of time or both, a breach or violation of, a termination or default under, the creation or acceleration of any obligations under or the creation of a Lien on any of the assets of the Parent or any of the Parent Subsidiaries pursuant to, any Contract binding upon the Parent or any of the Parent Subsidiaries or any Law to which the Parent or any of the Parent Subsidiaries is subject; except in the case of clause (ii) above, for any such breach, violation, termination, default, creation, acceleration or change that would not reasonably be expected to prevent or materially impair or delay the consummation of the transactions contemplated hereby.

3.5

Litigation.  As of the date hereof, there is no Proceeding pending or, to the Knowledge of the Parent, threatened against the Parent or any of the Parent Subsidiaries that would reasonably be expected to prevent or materially impair or delay the consummation of the transactions contemplated by this Agreement.  Neither the Parent nor any of the Parent Subsidiaries is subject to or bound by any outstanding Order that would reasonably be expected to prevent or materially impair or delay the consummation of the transactions contemplated by this Agreement.

3.6

Proxy Statement.  The information supplied by the Parent and the Merger Sub for inclusion or incorporation by reference in the Proxy Statement shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to shareholders or at the time of the Shareholders’ Meeting, be false or misleading with respect to any material fact required to be stated therein, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.  Notwithstanding the foregoing, the Parent and the Merger Sub make no representation or warranty with respect to any information about, or supplied or omitted by, the Company which is contained in any of the foregoing documents.

3.7

Financing Commitments.  Parent has delivered to the Company true and complete copies of executed commitment letters from each Equity Provider to provide equity financing in an aggregate amount set forth therein (the “Equity Funding Letters” and such investment referred to as the “Financing”).  As of the date hereof, no amendment or modification of the Equity Funding Letters is contemplated, and the respective commitments contained in such letters have not been withdrawn or rescinded in any respect.  The Parent or the Merger Sub has fully paid any and all commitment fees or other fees in connection with the Equity Funding Letters that are payable on or prior to the date hereof and the Equity Funding Letters are in full force and effect and are the valid, binding and enforceable obligations of the Parent and the Merger Sub and, to the Knowledge of Parent, the other parties thereto.  There are no conditions precedent or other contingencies related to the funding of the full amount of the Financing, other than as set forth in or expressly contemplated by the Equity Funding Letters.  Assuming the Financing is funded and assuming the accuracy of the representations and warranties set forth in Section 2.2 and compliance by the Company and the Company Subsidiaries with the agreements set forth in Section 4.1 and Section 4.2, the net proceeds contemplated by the Equity Funding Letters will in the aggregate be sufficient for Merger Sub and the Surviving Corporation to pay the Merger Consideration and any other amounts required to be paid in connection with the consummation of the transactions contemplated by this Agreement and to pay all related fees and expenses.  As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would constitute a default on the part of the Parent or the Merger Sub under the Equity Funding Letters, and, as of the date of this Agreement, the Parent does not have any reason to believe that any of the conditions to the Financing will not be satisfied or that the Financing will not be available to the Parent or the Merger Sub on the date of the Closing.

3.8

Brokers and Finders.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement that, if the Merger is not consummated, would be payable by the Company, based upon arrangements made by or on behalf of the Parent or the Merger Sub.

3.9

U.S. Citizen.  As of the Closing Date, each of the Parent and Merger Sub will be a “citizen of the United States” as defined in the Aviation Act.

ARTICLE 4- COVENANTS OF THE COMPANY

4.1

Affirmative Covenants.

(a)

Except (i) as specifically permitted by or specifically provided for in this Agreement, (ii) as disclosed in the Company Disclosure Letter, (iii) as required by applicable Law or a Governmental Authority, or (iv) as otherwise consented to by the Parent, during the period from the date hereof to the earlier of the Effective Time or the termination of this Agreement pursuant to Article 8, below, the Company shall, and the Company shall cause each Company Subsidiary to, conduct its operations in the ordinary course of business and, to the extent consistent therewith, use commercially reasonable efforts to preserve its business organization and maintain existing relations and goodwill with Governmental Authorities, customers, suppliers, creditors, lessors, officers and employees and keep available the services of its existing employees.

(b)

Prior to the Closing, the Company and the Company Subsidiaries, as applicable, will engage in any “effects bargaining” or other bargaining with any labor union or labor organization as may be required by applicable Law in connection with the transactions contemplated by this Agreement.

(c)

Section 4.1(c) of the Company Disclosure Letter contains a true and complete list of the names and the sites of the employment or facilities of those individuals who suffered an “employment loss” (as defined in the WARN Act, Section 109.07 of the Wisconsin Statutes, or other applicable state, local or foreign law) at any site of employment or facility of the Company or any of the Company Subsidiaries during the 90-day period prior to the date of this Agreement.  Section 4.1(c) of the Company Disclosure Letter shall be updated immediately prior to the Closing with respect to the 90-day period prior to the Closing.

4.2

Negative Covenants.  Except (i) as specifically permitted by or specifically provided for in this Agreement, (ii) as disclosed in the Company Disclosure Letter, (iii) as required by applicable Law or a Governmental Authority, or (iv) as otherwise consented to by the Parent, during the period from the date hereof to the earlier of the Effective Time or the termination of this Agreement pursuant to Article 8 below, the Company shall not do, or permit any Company Subsidiary to do, any of the following:

(a)

declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock or other equity interests, as applicable, except for dividends or distributions by a Company Subsidiary to its parent;

(b)

issue, authorize for issuance, deliver, sell, pledge or otherwise encumber any of its capital stock or other equity interests, as applicable, any other voting securities or any securities convertible into or exercisable or exchangeable for, or any Rights to acquire, any such capital stock or other equity interests, voting securities or convertible, exchangeable or exercisable  securities, or make any changes (by combination, merger, consolidation, reorganization, liquidation, split, combination, reclassification, adjustment or otherwise) in the capital structure of the Company or any of the Company Subsidiaries, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase or otherwise acquire any securities of the Company or any of the Company Subsidiaries, or otherwise amend the terms of any securities of the Company or any of the Company Subsidiaries, in each case, other than (i) the issuance by any direct or indirect Company Subsidiary of its capital stock or other equity interests to the Company or another Company Subsidiary, or (ii) the issuance or delivery of shares of Company Common Stock pursuant to Company Options, Company Warrants and Company Restricted Awards outstanding as of the date of this Agreement;

(c)

amend or waive any provision of its Articles of Incorporation or By-Laws or similar organizational documents, as applicable, or the Rights Agreement;

(d)

other than capital expenditures permitted by Section 4.2(e), below, and purchases of inventory, raw materials and supplies in the ordinary course of business, merge with or acquire (by merger, consolidation, acquisition of stock or assets, joint venture, capital contribution, loan or otherwise) directly or indirectly any assets or properties, including any equity or other ownership interests, of any Person;

(e)

make or agree to make any new capital expenditure, other than capital expenditures (i) approved by the Company Board prior to the date hereof and, with respect to fiscal 2007, within the aggregate amount of such capital expenditures category within the Company’s capital budget for fiscal 2007 (previously made available to the

Parent), (ii) with respect to fiscal 2008, a pro-rated amount for that portion of the year prior to the Effective Time based on the Company’s capital budget for fiscal 2007, (iii) to the extent not covered in clauses (i) and (ii), in an aggregate amount not to exceed $2,000,000, or (iv) pursuant to those Contracts described in Section 4.2(e) of the Company Disclosure Letter;

(f)

sell, lease, license, encumber by Lien or otherwise, or otherwise dispose of or abandon, or agree to sell, lease, license, encumber or otherwise dispose of or abandon, in whole or in part, any assets or properties having a fair market value in excess of $1,000,000 in the aggregate except (A) sales of inventory in the ordinary course of business, (B) pursuant to Contracts in force on the date of this Agreement (without any amendment or waiver of the terms thereof), (C) dispositions of obsolete or worthless assets, (D) pursuant to transactions solely among the Company and its wholly owned Subsidiaries, or (E) any license of Intellectual Property made in the ordinary course of business consistent with past practice;

(g)

incur, create, assume or prepay any indebtedness for borrowed money, or assume, guarantee or otherwise become liable or responsible for any indebtedness of any other Person, or enter into any “keep well” or other agreement to maintain any financial statement condition of another Person, or modify or refinance any such indebtedness or arrangement, in each case, other than (i) indebtedness for borrowed money existing solely between the Company and any Company Subsidiary or between any such Company Subsidiaries, (ii) indebtedness for borrowed money incurred in the ordinary course of business under the Company’s existing financing arrangements pursuant to the terms in effect as of the date hereof, in an aggregate amount not to exceed $1,000,000 or (iii) capital leases entered into in the ordinary course of business on terms substantially similar in the aggregate to the capital leases in existence on the date hereof;

(h)

other than in the ordinary course of business, modify, amend or waive in any material respect or terminate or fail to renew any material Contract to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound, including the Company CBAs;

(i)

modify or change in any respect, fail to renew or permit to lapse any License (including any ruling or approval of any Governmental Authority) that would be material to the Company and the Company Subsidiaries taken as a whole;

(j)

(i) settle, pay, discharge or satisfy any Proceedings, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise) or consent to the same, other than in the ordinary course of business that involve only the payment of monetary damages not in excess of $500,000 individually (or with respect to a series of related claims) or $1,000,000 in the aggregate  and in any case without the imposition of material equitable relief on, or the admission of wrongdoing by, the Company or any Company Subsidiary, or (ii) waive, release, grant or transfer any rights or claims of substantial value;

(k)

increase or accelerate the payment of the salary, wages or benefits payable or to become payable to its directors, officers or employees, except for (A) increases required under employment agreements or collective bargaining agreements existing on the date hereof or (B) increases for employees who are not executive officers of the Company in the ordinary course of business, or (ii) enter into any collective bargaining, employment, retention or severance agreement with, or establish, adopt, enter into or amend any bonus, profit sharing, thrift, stock option, restricted stock, pension, retirement, deferred compensation, retention, employment, termination or severance plan, agreement, policy or arrangement for the benefit of, any director, officer or active or former employee, or establish, adopt, enter into or amend any Company Benefit Plan, except, in each of clauses (i) and (ii) hereof, (x) as may be required by the terms of any such plan, agreement, policy or arrangement, (y) to comply with applicable Law, or (z) as contemplated by Annex A attached hereto; (iii) pay, loan or advance any amount to or in respect of, or sell, transfer or lease any properties or assets to, or enter into any Contract or transaction with or on behalf of, any officer, director or active or former employee of the Company, any of the Company Subsidiaries or any of their Affiliates, or any business or entity in which the Company, any Company Subsidiary or any of their Affiliates or any relative of any such Person who has any material, direct or indirect, interest, except for payment of directors’ fees, payment of compensation to the officers and employees of the Company in the ordinary course of business and advancement or reimbursement of expenses in the ordinary course of business;

(l)

except as may be required by GAAP or as a result of a change in applicable Law, make any change in its method of accounting or revalue in any material respect any of its assets;

(m)

make any material Tax election or settle or compromise any material Tax liability;

(n)

take any action, or fail to take any action, which results or could result in the loss of any Company Slot which would reasonably be expected to have a Company Material Adverse Effect;

(o)

fail to continue, in respect of all Company Aircraft, all material maintenance programs in the ordinary course of business, including using commercially reasonable efforts to keep all Company Aircraft in such condition as may be necessary to enable the airworthiness certification of such Company Aircraft under the Aviation Act to be maintained in good standing;

(p)

take any action that would result in any representation or warranty of the Company contained in this Agreement which is qualified as to materiality becoming untrue as of the Effective Time or any representation or warranty not so qualified becoming untrue in any material respect as of the Effective Time, provided that representations made as of a specific date shall be required to be so true and correct (subject to such qualifications) as of such date only;

(q)

without limiting the provisions of Section 4.3, and, in each case, other than the Merger, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of the Company Subsidiaries or alter the corporate structure of the Company or any Company Subsidiary or the ownership of any Company Subsidiary;

(r)

enter into any new line of business outside the businesses being conducted by the Company and the Company Subsidiaries on the date hereof; or

(s)

authorize, make any commitment or enter into any Contract to do any of the foregoing.

4.3

Solicitation by the Company.

(a)

Except as permitted by this Section 4.3, the Company shall not, the Company shall not give permission to or authorize any Company Representative to, and the Company shall use reasonable best efforts to cause the Company Representatives not to, (i) solicit, initiate, knowingly facilitate or knowingly encourage (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, a Takeover Proposal, (ii) enter into, participate in, continue or otherwise engage in any discussions or negotiations with respect to any inquiries, proposals or offers regarding, or that could reasonably be expected to lead to the making of, a Takeover Proposal, (iii) take any action which would cause the Rights Agreement or the Preferred Share Purchase Rights to cease to be applicable to any transaction, other than the transaction contemplated hereby, or (iv) approve or recommend, or publicly proposed to approve or recommend, a Takeover Proposal or enter into any Acquisition Agreement relating to a Takeover Proposal or enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations hereunder or propose or agree to any of the foregoing.

(b)

Notwithstanding anything to the contrary contained in Section 4.3(a), above, but subject to the last sentence of this Section 4.3(b), if, at any time following the date of this Agreement and prior to obtaining the Company Requisite Vote, the Company or any of the Company Representatives receives a written Takeover Proposal by any Person or group of Persons that was not initiated or solicited in violation of Section 4.3(a), above, that the Company Board (or any committee thereof) determines in good faith, after consultation with a financial advisor of nationally recognized reputation, such as the Company Financial Advisor, and with outside counsel, that such Takeover Proposal is bona fide and constitutes or could reasonably be expected to result in a Superior Proposal, the Company and Company Representatives may (x) furnish, pursuant to a Qualifying Confidentiality Agreement, information (including non-public information) with respect to the Company and the Company Subsidiaries to the Person or group of Persons who has made such Takeover Proposal and (y) participate in discussions and negotiations regarding such Takeover Proposal; provided, that the Company will promptly provide to the Parent any non-public information concerning the Company and the Company Subsidiaries provided to such Person which was not previously provided to the Parent.  The Company shall promptly advise the Parent orally and in writing of the receipt by the Company of any Takeover Proposal made with respect to, or of any request made to the Company for information or inquiry that could reasonably be expected to result in, any Takeover Proposal (in each case within twenty-four (24) hours of receipt thereof), and the Company shall provide to the Parent (within such twenty-four (24) hour time frame), at the Company’s option, either (i) a copy of any such Takeover Proposal made in writing provided to the Company or any of the Company Subsidiaries (which, at the option of the Company, may be redacted solely to remove the identity of the Person or group of Persons making the Takeover Proposal) or (ii) a written summary of the material terms of such Takeover Proposal (it being understood that such material terms do not have to include the identity of the Person or group of Persons making the Takeover Proposal).  The Company shall keep the Parent informed on a prompt basis of any material change to the terms and conditions of any such Takeover Proposal and the status of any discussions or negotiations related thereto.  The Company agrees that it and the Company Subsidiaries will not enter into any confidentiality agreement with any Person subsequent to the date hereof which prohibits the Company from providing such information to the Parent.  The Company shall promptly notify the Parent upon determination by the Company Board that a Takeover Proposal is a Superior Proposal.

(c)

Except as set forth in Sections 4.3(d) and 4.3(e), below, neither the Company Board nor any committee thereof shall (i) withdraw (or not continue to make) or modify, or propose publicly to withdraw (or not continue to make) or modify in a manner adverse to the Parent, the Recommendation; (ii) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal (any of the actions referred to in the foregoing clauses (i) and (ii), whether taken by the Company Board or any committee thereof, a “Change of Recommendation”); or (iii) allow the Company or any of the Company Subsidiaries to enter into any letter of intent, agreement in principle, acquisition agreement or any similar agreement or understanding (other than a Qualifying Confidentiality Agreement) to implement a Takeover Proposal (each, an “Acquisition Agreement”).

(d)

Notwithstanding Section 4.3(c), above, at any time prior to obtaining the Company Requisite Vote, if the Company (i) has received a proposal that constitutes a Superior Proposal (after giving effect to the terms of any revised offer by the Parent pursuant to this Section 4.3(d)), (ii) has determined, in consultation with outside counsel, that failure to take the actions set forth in clause (x) or (y) below would be inconsistent with the Company Board’s fiduciary duties under applicable Law, and (iii) has not breached the provisions of this Section 4.3; the Company Board may, after complying with the provisions of clauses (i) and (ii) below, (x) in connection with such Superior Proposal, make a Change of Recommendation or (y) after complying with all of the applicable provisions of Section 8.3 and subject to the proviso below, terminate this Agreement in accordance with Section 8.1 (and concurrently with such termination cause the Company to enter into an Acquisition Agreement with respect to any Superior Proposal); provided that the Company Board may not take the action set forth in clause (x) or (y), as the case may be, unless:

(i)

the Company shall have provided prior written notice to the Parent at least five (5) calendar days in advance (the “Notice Period”) of its intention to take such action, which notice shall attach the most recent draft of any agreement with respect to, and specify the terms and conditions of any such Superior Proposal (including the identity of the Person or group of Persons making the Superior Proposal) and any material modifications to any of the foregoing, and

(ii)

during the Notice Period, the Company shall, and shall cause its financial advisors and outside counsel to, negotiate with the Parent in good faith (to the extent the Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Takeover Proposal ceases to constitute (in the judgment of the Company Board, after consultation with the Company Financial Advisor and with outside counsel), a Superior Proposal.

If during the Notice Period any revisions are made to the Superior Proposal and the Company Board in its good faith judgment determines such revisions are material (it being understood that any change in the purchase price or form of consideration in such Superior Proposal shall be deemed a material revision), the Company shall deliver a new written notice to the Parent and shall comply with the requirements of this Section 4.3(d) with respect to such new written notice, except that the new Notice Period shall be three (3) calendar days.

(e)

Notwithstanding Section 4.3(c), above, at any time prior to the Company Requisite Vote, the Company Board may, other than in response to a Takeover Proposal, make a Change of Recommendation if the Company Board has determined in good faith, after consultation with outside counsel, that, based on events and circumstances which are material, not reasonably foreseeable (or foreseen) at the date of this Agreement, and outside of the Company’s control, the failure of the Company Board to make such Change of Recommendation would be inconsistent with the directors’ exercise of their fiduciary obligations to the Company’s shareholders under applicable Law, provided, that the Company Board may not make such Change of Recommendation unless prior thereto the Company shall take the actions set forth in subsections (i) and (ii) of Section 4.3(d), above, as if a Superior Proposal had been received by the Company.

(f)

Nothing contained in this Agreement shall prohibit the Company or the Company Board (or any committee thereof) from (i) informing any Person of the existence of the provisions contained in this Section 4.3, (ii) complying with Rules 14a-9, 14d-9 or 14e-2 promulgated under the Exchange Act or (iii) making any disclosure to the Company’s shareholders if, in the case of this clause (iii), in the good faith judgment of the Company Board (or any committee thereof), after consultation with outside counsel, the failure to do so would be inconsistent with the directors’ exercise of their fiduciary obligations to the Company’s shareholders under applicable Law; provided, however, that (x) any disclosure other than a “stop, look and listen” letter or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) shall be deemed to be a Change of Recommendation unless the Company Board expressly publicly reaffirms its Recommendation at least two business days prior to the Shareholder’s Meeting if the Parent has delivered to the Company a written request to so reaffirm at least 48 hours (or if 48 hours is impracticable, as far in advance as is practicable) prior to the time such reaffirmation is requested to be made and (y) neither the Company nor the Company Board (or any committee thereof) shall be permitted to recommend that the Company’s shareholders tender any securities in connection with any tender or exchange offer (or otherwise approve, endorse or recommend any Takeover Proposal), unless in each case, in connection therewith, the Company Board (or any committee thereof) effects a Change of Recommendation in accordance with the terms of this Agreement.

4.4

Access and Information.  Upon reasonable notice and subject to the terms of the Confidentiality Agreements, the Company shall, and the Company shall cause each of the Company Subsidiaries to, afford to the Parent and the officers, employees, accountants, counsel and other representatives of the Parent reasonable access, during normal business hours during the period prior to the Effective Time, to all of the Company’s and any Company Subsidiary’s material properties, books, Contracts, records, employees and agents; provided, however, that such access shall only be provided to the extent that such access would not violate applicable Law; and provided, further, that the foregoing shall not require the Company (i) to permit any inspection, or to disclose any information, that violates any of the Company’s obligations with respect to confidentiality if the Company shall have used commercially reasonable efforts to obtain the consent of such third Person to such inspection or disclosure, (ii) to disclose any privileged information of the Company or any Company Subsidiary (provided that the Company shall use its reasonable best efforts to enter into a joint defense or similar agreement to prevent the loss of any such privilege), or (iii) to permit invasive testing of any of the Company’s or any Company Subsidiary’s real property.  All requests for information made pursuant to this Section 4.4 shall be directed to the Company’s General Counsel.  In no event shall the Company be required to supply to the Parent, or the Parent’s officers, employees, accountants, counsel or other representatives, any information relating to indications of interest from, or discussions with, any other potential acquirors of the Company, except to the extent necessary for use in the Proxy Statement or as required under Section 4.3, above.  In the event this Agreement is terminated for any reason, the Parent shall, in accordance with the terms of the Confidentiality Agreements, return or destroy, or cause to be returned or destroyed, all nonpublic information obtained from the Company or any of the Company Subsidiaries and any copies made of such documents for the Parent.

ARTICLE 5- COVENANTS OF THE PARENT

5.1

Conduct of Business of the Parent and the Merger Sub Pending the Merger.

(a)

During the period from the date of this Agreement through the Effective Time, neither the Parent nor the Merger Sub shall engage in any activity of any nature except actions taken in connection with this Agreement and the Financing.

(b)

During the period from the date of this Agreement through the Effective Time, the Parent shall not, and shall not permit any of the Parent Subsidiaries to, take or agree to take any action (including entering into agreements with respect to acquisitions, mergers, consolidations or business combinations) which would reasonably be expected to materially delay or impede the consummation of the Merger.

(c)

During the period from the date of this Agreement through the Effective Time, the Parent shall not, and shall not permit any of the Parent Subsidiaries to, amend or modify the Equity Funding Letters in any respect or manner that is adverse to the Company.

ARTICLE 6- ADDITIONAL AGREEMENTS

6.1

Proxy Statement.  As promptly as practicable after the execution of this Agreement, the Company shall prepare (in consultation with the Parent and after taking into account any comments made by the Parent) and file with the SEC the proxy statement to be sent to the shareholders of the Company in connection with the Shareholders’ Meeting (such proxy statement as amended or supplemented is referred to herein as the “Proxy Statement”) relating to the approval of this Agreement and the transactions contemplated hereby, including the Merger, by the shareholders of the Company.  Each of the Company and the Parent shall furnish all information concerning itself and its Affiliates that is required to be included in the Proxy Statement, or that is customarily included in a proxy statement prepared in connection with transactions of the type contemplated by this Agreement.  The Company shall use commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement and to cause the definitive Proxy Statement to be mailed to the Company’s shareholders as promptly as reasonably practicable after the date of this Agreement.  The Company shall promptly notify the Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide the Parent with copies of all correspondence between it and its representatives, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement.  If at any time prior to the Shareholders’ Meeting any information relating to the Company, the Parent or any of their respective Affiliates, officers or directors is discovered by the Company or the Parent which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement or the other filings shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which discovers such information shall promptly notify the other party, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the shareholders of the Company.  Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement or making the other filings (or, in each case, any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall provide the Parent an opportunity to review and comment on such document or response and shall include in such document or response comments reasonably proposed by the Parent.

6.2

Shareholders’ Meeting.  The Company shall promptly after the date of this Agreement take all action reasonably necessary in accordance with the WBCL and the Company’s Articles of Incorporation and By-Laws to duly call, give notice of, convene and hold a meeting of the Company’s shareholders (the “Shareholders’ Meeting”) for the purpose of voting upon the adoption and approval of this Agreement and the Merger as promptly as practicable following the date hereof.  Subject to Section 4.3, above, the Company shall use commercially reasonable efforts to solicit from its shareholders proxies in favor of the adoption and approval of this Agreement and the transactions contemplated hereby, including the Merger, and shall take all other action reasonably necessary or reasonably advisable to secure the vote of shareholders required by the rules of the AMEX or applicable Law to obtain such approvals. Unless this Agreement is terminated pursuant to, and in accordance with, Section 8.1, this Agreement shall be submitted to the shareholders of the Company at the Shareholders’ Meeting for the purpose of adopting and approving this Agreement and the Merger.

6.3

Appropriate Action; Licenses; Filings.

(a)

The Company, the Parent and the Merger Sub shall use their reasonable best efforts to, as applicable (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate and make effective the transactions contemplated by this Agreement, (ii) obtain all Licenses required under applicable Law (including all rulings and approvals of Governmental Authorities) as a result of consummation of the transactions contemplated by this Agreement, including the Merger (collectively, “Governmental Licenses”), (iii) obtain all Consents required under material Contracts to which the Company or any of the Company Subsidiaries is a party or by which it is bound (collectively, “Company Consents”), (iv) obtain all Consents required under material Contracts to which the Parent or any of the Parent Subsidiaries is a party or by which it is bound (collectively, “Parent Consents”), and (v) make all necessary notices, reports, filings and registrations, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under applicable Law (including the filings and other submissions, if any, required under the Securities Act and the Exchange Act) (collectively, “Governmental Filings”); provided, that the Parent, the Merger Sub and the Company shall cooperate with each other in connection with the making of all Governmental Filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing (provided, that, in certain circumstances, such filings may be made available only to outside counsel of the non-filing party with a mutually acceptable agreement that such information may not be shared with the nonfiling party) and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith.  Notwithstanding the foregoing, (i) the Parent and Merger Sub shall not be required to make a change in the identity of its members or a material change in the terms of its members’ investment in the Parent in connection with obtaining any such approval and (ii) the Company shall not (and shall not permit any Company Subsidiary to) pay any consent fee, waive any material rights, materially amend the terms of any Contract or agree to hold separate or dispose of any assets or make any material changes to the operations or business of the Company or the Parent or any of their respective Affiliates, or commit to do any of the foregoing, in connection with obtaining any Governmental Licenses or Company Consents or in connection with any Governmental Filings, in each case without the prior written consent of the Parent in its sole discretion.  The Company and the Parent shall furnish all information required for any Governmental Filing to be made pursuant to the rules and regulations of any applicable Law in connection with the transactions contemplated by this Agreement.

(b)

Each of the Parent and the Merger Sub acknowledges and agrees that its obligations under this Agreement are not conditioned upon the receipt by the Parent or the Merger Sub of the proceeds of the Equity Funding Letters and that any failure by the Parent or the Merger Sub to have available at the time the conditions to its obligations to effect the Merger set forth in Article 7, below, are satisfied or capable of satisfaction by action taken at the Closing all funds contemplated by the Equity Funding Letters shall constitute an intentional and willful breach by the Parent and the Merger Sub of this Agreement.

6.4

Employee Benefit Matters.  Annex A attached hereto sets forth certain agreements of the parties with respect to the manner in which various benefit and compensation matters will be handled prior to and after the Effective Time for employees and directors of the Company and the Company Subsidiaries.  The provisions of this Section 6.4 (including Annex A) are solely for the benefit of the parties to this Agreement, no current or former employee or any other individual associated therewith shall be regarded as a third party beneficiary of this Agreement except as provided in Section 9.7, below, and nothing herein shall be deemed to be a guarantee of employment or construed as an amendment to any Company Benefit Plan for any purpose.

6.5

Directors’ and Officers’ Indemnification and Insurance.

(a)

For a period of not less than six (6) consecutive years immediately after the Effective Time, unless otherwise required by applicable Law, the Parent shall cause its Certificate of Formation and Limited Liability Company Agreement and the Articles of Incorporation and By-Laws (or equivalent organizational documents) of the Parent Subsidiaries, including the Surviving Corporation, to contain provisions no less favorable with respect to the exculpation from personal liability and indemnification of and advancement of expenses to directors, officers and employees than are set forth in the Company’s Articles of Incorporation and By-Laws (or equivalent organizational documents of the relevant Company Subsidiary) as in effect on the date hereof; provided, however, that if any claim or claims are asserted against any individual entitled to the protections of such provisions within such six (6) year period, such provisions shall not be modified until the final disposition of any such claims.  The Parent shall cause the Surviving Corporation to indemnify and advance expenses to, and shall itself indemnify and advance expenses as if it were the Surviving Corporation to, each present and former director, officer and employee and employee benefit plan fiduciary (each, an “Indemnified Person”) of the Company or any of the Company Subsidiaries (including rights relating to advancement of expenses and indemnification rights to which such individuals are entitled because they are serving as a director, officer or employee of another entity at the request of the Company or any of the Company Subsidiaries) in respect of actions, omissions or events occurring prior to or on the Effective Time to the fullest extent provided in the Company’s Articles of Incorporation or By-laws or the organizational documents of any Company Subsidiary, as applicable, any indemnification agreement or under applicable Laws, in each case, as in effect on the date of this Agreement.  Without limiting the generality of the preceding sentence, if any Indemnified Person becomes involved in any actual or threatened Proceeding covered by this Section 6.5 after the Effective Time, the Parent shall, or the Parent shall cause the Surviving Corporation, to the fullest extent permitted by applicable Law, to promptly advance to such Indemnified Person his or her legal or other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to such Indemnified Person providing the Parent with an undertaking to reimburse all amounts so advanced in the event of a non-appealable determination of a court of competent jurisdiction that such Indemnified Person is not entitled thereto; provided, that such obligation on the part of the Parent shall cease after the sixth (6th) anniversary of the Effective Time except with respect to any Proceeding covered by this Section 6.5 made or filed on or prior to the sixth (6th) anniversary of the Effective Time.

(b)

At or prior to the Effective Time, the Company shall and, if the Company is unable to, the Parent shall cause the Surviving Corporation, as of the Effective Time, to obtain and fully pay the premium for the extension of (i) the Side A coverage part (directors’ and officers’ liability) of the Company’s existing directors’ and officers’ insurance policies, and (ii) the Company’s existing fiduciary liability insurance policies, in each case for a claims reporting or discovery period of at least six (6) consecutive years from and after the Effective Time from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to directors’ and officers’ liability insurance and fiduciary liability insurance (collectively, “D&O Insurance”) with terms, conditions, retentions and limits of liability that are at least as favorable as the Company’s existing policies with respect to any matter claimed against a director or officer of the Company or any of the Company Subsidiaries by reason of him or her serving in such capacity that existed or occurred at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby).  If the Company and the Surviving Corporation for any reason fail to obtain such “tail” insurance policies as of the Effective Time, the Surviving Corporation shall, and the Parent shall cause the Surviving Corporation to, continue to maintain in effect for a period of at least six (6) consecutive years from and after the Effective Time the D&O Insurance in place as of the date hereof with terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company’s existing policies as of the date hereof, or the Surviving Corporation shall, and the Parent shall cause the Surviving Corporation to, purchase comparable D&O Insurance for such six (6) year period with terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company’s existing policies as of the date hereof; provided, however, that in no event shall the Parent or the Surviving Corporation be required to expend for such policies an annual premium amount in excess of three hundred percent (300%) of the annual premiums currently paid by the Company for such insurance; and provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

(c)

If the Parent or the Surviving Corporation or any of their respective successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or shall cease to continue to exist for any reason or (ii) shall transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Parent or the Surviving Corporation, as applicable, shall assume all of the obligations set forth in this Section 6.5.

(d)

The provisions of this Section 6.5 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Person and his or her heirs, personal representatives or similar representatives, shall be binding on all successors and assigns of the Parent and the Surviving Corporation and shall not be amended in a manner that is adverse to the Indemnified Persons (including their successors, assigns and heirs) without the express written consent of the Indemnified Person (including the successors, assigns and heirs) affected thereby.

6.6

No Control of Other Party’s Business.  Nothing contained in this Agreement is intended to give the Parent or any Parent Subsidiary as relates to the Company or any Company Subsidiary, or vice versa, directly or indirectly, the right to control or direct the other party’s or its Subsidiary’s operations prior to the Effective Time.

6.7

Transfer Taxes.  The Company and the Parent shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, and transfer, recording, registration and other fees and any similar Taxes that become payable in connection with the transactions contemplated by this Agreement (together with any related interest, penalties or additions to Tax, “Transfer Taxes”).  All Transfer Taxes shall be paid by the Surviving Corporation and expressly shall not be a liability of any shareholder of the Company.

6.8

Section 16 Matters.  Prior to the Effective Time, the Company shall take all such steps as may be required (to the extent permitted under applicable Law) to cause any dispositions of Company Common Stock resulting from the transactions contemplated hereby, by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

6.9

Confidentiality Agreements.  The Company and the Parent acknowledge and agree that the Confidentiality Agreements dated August 1, 2007 between an Affiliate of the Parent and the Company (the “Confidentiality Agreements”) shall remain in full force and effect and be binding upon the Company and the Parent and shall survive termination of this Agreement for the period set forth therein.

6.10

[Intentionally Omitted.]

6.11

Public Announcements.  The Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, including disclosures required under the federal securities laws.

6.12

Notification of Certain Matters.  From and after the date of this Agreement until the Effective Time, the Company and the Parent shall promptly notify each other in writing promptly after (a) becoming aware of (i) the occurrence, or non-occurrence, of any event that, individually or in the aggregate, would reasonably be expected to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this

Agreement not to be satisfied, or (ii) the failure of such party to comply with any covenant or agreement to be complied with by it pursuant to this Agreement which, individually or in the aggregate, would reasonably be expected to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied, (b) receiving any notice or other communication from any Governmental Authority in connection with the Merger or other transactions contemplated hereby or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or (c) any Proceeding is commenced or, to such party’s Knowledge, threatened against, relating to or involving such party or any of its Subsidiaries which relate to the Merger; provided, however, that the delivery of any notice pursuant to this Section 6.12 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to either party, and the failure to deliver any such notice shall not affect any of the conditions set forth in Article 7, below; and provided, further, that the delivery of any notice pursuant to this Section 6.12 shall not cause the failure of any condition set forth in Article 7, below, to be satisfied nor shall the delivery of any such notice be deemed an admission that any condition in Article 7, below, is not or will not be satisfied or that there has been any Company Material Adverse Effect.

6.13

Options; Warrants; Restricted Stock.

(a)

Effective as of the Effective Time, each Company Option to purchase Shares under any Company Option Plan or other agreement of the Company (including options issued to the Company’s non-employee directors) outstanding immediately prior to the Effective Time, whether or not currently exercisable as provided under the terms thereof, shall become, immediately prior to the Effective Time, exercisable.  As of the Effective Time, unless otherwise provided in any Company Option Plan, each Company Option shall be converted into the right to receive, upon exercise, cash consideration (without interest thereon) in an amount equal to (i) the product of (x) the number of shares of Company Common Stock subject to such Company Option being exercised and (y) the excess, if any, of the Per Share Consideration over the exercise price per share of Company Common Stock subject to such exercised Company Option minus (ii) all applicable federal, state and local Taxes required to be withheld, if any.  Prior to the Effective Time, the Company shall use reasonable best efforts to obtain the written consent (in form and substance reasonably satisfactory to the Parent) of each holder of Company Options that are not exercised prior to the Effective Time (including Company Options that vest immediately prior to the Effective Time) to the cancellation of all outstanding Company Options held by each such holder in exchange for cash consideration equal to (i) the product of (x) the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time, and (y) the excess, if any, of the Per Share Consideration over the exercise price per share of Company Common Stock subject to such Company Option minus (ii) all applicable federal, state and local Taxes required to be withheld, if any.

(b)

Unless otherwise agreed between the Parent and any holder of a Company Warrant prior to the Effective Time (but in case of such agreement, only with respect to such Company Warrants held by such holder), the Company shall take all actions necessary to ensure that, at the Effective Time, each Company Warrant then outstanding, whether or not then exercisable or vested, shall be cancelled by the Company in consideration for which the holder thereof shall thereupon be entitled to receive promptly after the Effective Time, a cash payment in respect of such cancellation from the Company in an amount (if any) equal to (i) the product of (x) the number of shares of Company Common Stock subject to such Company Warrant, and (y) the excess, if any, of the Per Share Consideration over the exercise price per share of Company Common Stock subject to such Company Warrant minus (ii) all applicable federal, state and local Taxes required to be withheld, if any.

(c)

The Company (acting through the Company Board or any committee thereof administering the applicable Company Option Plan) shall take all necessary actions to ensure that all unvested Company Restricted Awards vest immediately prior to the Effective Time. At the Effective Time, the Company Restricted Awards shall be converted into the right to receive an amount equal to (i) the product of (x) the Per Share Consideration and (y) the number of shares of Company Common Stock subject to such Company Restricted Award minus (ii) all applicable federal, state and local Taxes required to be withheld, if any.  Payment of such amount shall be payment in full for all Company Restricted Awards and the Shares into which they so convert.

(d)

Prior to the Effective Time, the Company shall deliver to the holders of Company Options and Company Warrants appropriate notices, in form and substance reasonably acceptable to the Parent, setting forth such holders’ rights pursuant to this Agreement.  The Company shall take all action as is necessary prior to the Effective Time to terminate all Company Option Plans so that at and after the Effective Time, no current or former employee, director, consultant or other person shall have any option to purchase or right to receive any Company Options for his or her benefit, except to the extent provided in Section 6.13(a), above.  Not more than ten (10) nor less than three (3) Business Days prior to the anticipated Effective Time, the Company shall deliver to the Parent a list, in form reasonably acceptable to the Parent, of the number of Company Options and Company Warrants expected to be outstanding immediately prior to the Effective Time, and the names of the holders thereof and in each case together with the applicable mailing addresses, tax identification numbers and other information relating to such holders and participants as the Parent may reasonably require in connection with the payments to be made pursuant to this Section 6.13.  The Parent may take such actions, as promptly as practicable, prior to making any payment under this Section 6.13, as are reasonably necessary and appropriate in order to verify the right of any person to receive such a payment hereunder, the identifying information relating to such person and whether any withholding is required with respect thereto and, if so, the amount thereof.

6.14

Resignation of Directors.  Immediately prior to the Effective Time, the Company shall cause each of its directors and, if requested by the Parent, each director of each Company Subsidiary (or person fulfilling a similar role) to resign (or otherwise to be removed) from such board of directors (or equivalent body).

6.15

Takeover Statute.  If any “fair price”, “moratorium”,  “business combination”, “control share acquisition” or other form of anti-takeover statute or regulation shall become applicable to the Merger or the other transactions contemplated by this Agreement after the date of this Agreement, each of the Company and the Parent and member of their respective boards of directors (or similar governing bodies) shall grant such approvals and take such actions as are reasonably necessary so that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated herein and otherwise act to eliminate or minimize the effects of such statute or regulation on the Merger and the other transactions contemplated hereby.

ARTICLE 7- CONDITIONS OF MERGER

7.1

Conditions Applicable to Each Party.  The respective obligations of each party to effect the Merger and the other transactions contemplated hereby is subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a)

Company Requisite Vote.  The Company Requisite Vote shall have been obtained.

(b)

Governmental Licenses.  All Governmental Licenses shall have been obtained other than any Governmental Licenses the failure of which to obtain both (i) would not reasonably be expected to have a Company Material Adverse Effect and (ii) would not subject any Person to risk of criminal liability.

(c)

Governmental Filings.  All Governmental Filings shall have been made and all statutory or regulatory waiting periods applicable thereto, if any, shall have expired or been earlier terminated other than any Governmental Filings the failure of which to make both (i) would not reasonably be expected to have a Company Material Adverse Effect and (ii) would not subject any Person to risk of criminal liability; provided that the expiration or earlier termination of the waiting period required under the HSR Act shall have occurred.

(d)

No Order.  No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Order which is in effect preventing or prohibiting consummation of the transactions contemplated by this Agreement or restricting the consummation of the transactions contemplated by this Agreement.

7.2

Additional Conditions Applicable to Parent and Merger Sub.  The respective obligations of the Parent and the Merger Sub to effect the Merger and the other transactions contemplated hereby is subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

(a)

Company’s Representations and Warranties.  Without giving effect to any notice to the Parent under Section 6.12, above, and except for Section 2.7, above, which is provided for in Section 7.2(c), below, and except for the performance by the Company of obligations required by the terms of this Agreement (other than Sections 4.1(a) or 4.2) or resulting solely from actions that have been approved by the Parent pursuant to Sections 4.1 or 4.2, (i) each of the representations and warranties contained in Sections 2.2 and 2.4 shall be true and correct as of the date of this Agreement and as of the Effective Time, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties shall be true and correct as of such other date, and, in either case, except for de minimis inaccuracies to Section 2.2, (ii) each of the representations and warranties of the Company contained in this Agreement (other than in Sections 2.2 and 2.4) that is qualified by reference to “materiality” or “Company Material Adverse Effect” shall be true and correct as of the date of this Agreement and as of the Effective Time, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties shall be true and correct as of such other date, and (iii) each of the representations and warranties of the Company contained in this Agreement (other than in Sections 2.2 and 2.4) that is not qualified by reference to “materiality” or “Company Material Adverse Effect” shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties shall be true and correct as of such other date; provided, however, that notwithstanding the foregoing, the conditions set forth in this Section 7.2(a) shall be deemed to be satisfied notwithstanding the failure of any such representations and warranties to be true and correct under the standards set forth in clauses (ii) and (iii), as applicable, so long as the representations and warranties of the Company contained in this Agreement (other than Sections 2.2 and 2.4 and disregarding all qualifications or limitations as to “materiality,” “Company Material Adverse Effect” and words of similar import set forth therein) shall be true and correct as of the date of this Agreement and as of the Effective Time, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties shall be true and correct as of such other date, except where the failure of such representations and warranties to be so true and correct would not result in a Company Material Adverse Effect.  The Parent shall have received a certificate signed on behalf of the Company by its chief executive officer and chief financial officer to the foregoing effect.

(b)

Company’s Agreements and Covenants.  The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.  The Parent shall have received a certificate signed on behalf of the Company by its chief executive officer and chief financial officer to the foregoing effect.

(c)

No Company Material Adverse Effect.  Since the date of this Agreement, there shall have been no Company Material Adverse Effect and no event or circumstance shall have occurred that would be reasonably expected to result in a Company Material Adverse Effect.  The Parent shall have received a certificate of the chief executive officer and the chief financial officer of the Company to the foregoing effect.

(d)

No Challenge.  There shall not be pending or, to the Knowledge of the Parent or the Company, threatened any Proceeding by any Governmental Authority wherein an unfavorable Order would reasonably be expected to (i) prevent consummation of any of the transactions contemplated by this Agreement (including ownership of Parent by the parties to the Equity Funding Letters), (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation thereof, (iii) affect the right or powers of the Parent to own, operate or control the Company so as to result in a Company Material Adverse Effect or (iv) restrict the ability of any party providing an Equity Funding Letter to invest in the Parent and own equity securities therein or require such party to make a material change in the terms of its investment in Parent.

7.3

Additional Conditions Applicable to Company.  The obligation of the Company to effect the Merger and the other transactions contemplated hereby is subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

(a)

Parent’s and Merger Sub’s Representations and Warranties.  Without giving effect to any notice to the Company under Section 6.12, above, (i) each of the representations and warranties of the Parent and the Merger Sub contained in this Agreement that is qualified by reference to “materiality” shall be true and correct as of the date of this Agreement and as of the Effective Time, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties shall be true and correct as of such other date, and (ii) each of the representations and warranties of the Parent and the Merger Sub contained in this Agreement that is not qualified by reference to “materiality” shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties shall be true and correct as of such other date.  The Company shall have received a certificate signed on behalf of the Parent by its chief executive officer and chief financial officer to the foregoing effect.

(b)

Parent’s and Merger Sub’s Agreements and Covenants.  The Parent and the Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.  The Company shall have received a certificate signed on behalf of the Parent by its chief executive officer and chief financial officer to the foregoing effect.

ARTICLE 8- TERMINATION

8.1

Termination.  This Agreement may be terminated at any time prior to the Effective Time, whether prior to or after the Company Requisite Vote is obtained (except as noted), as applicable:

(a)

by mutual written consent duly authorized by the Parent Managing Member and the Company Board;

(b)

by either the Company or the Parent if the Merger shall not have been consummated by February 28, 2008, unless extended by agreement of the Company and the Parent; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date if such action or failure to act constitutes a breach of any provision of this Agreement;

(c)

by either the Company or the Parent if a Governmental Authority shall have issued a non-appealable final Order or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

(d)

by either the Company or the Parent if:  (i) the Shareholders’ Meeting (including any adjournments thereof) shall have been held and completed and the shareholders of the Company shall have taken a final vote on a proposal to adopt this Agreement and (ii) the Company Requisite Vote shall not have been obtained;

(e)

by the Company, upon a breach of any covenant or agreement on the part of the Parent or the Merger Sub set forth in this Agreement, or if any representation or warranty of the Parent or the Merger Sub shall have been untrue when made or shall have become untrue, in either case such that the conditions set forth in Sections 7.3(a) or 7.3(b), above, as the case may be, would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in the Parent’s or the Merger Sub’s representations and warranties or breach by the Parent or the Merger Sub of a covenant or agreement was unintentional and is curable by the Parent or the Merger Sub through exercise of commercially reasonable efforts, then the Company may not terminate this Agreement pursuant to this Section 8.1(e) for ten (10) consecutive days after delivery of written notice from the Company to the Parent of such breach, so long as the Parent or the Merger Sub, as the case may be, continues to exercise commercially reasonable efforts to cure such breach (it being understood that the Company may not terminate this Agreement pursuant to this Section 8.1(e) if such breach by the Parent or the Merger Sub is cured during such ten (10) day period); provided, that the Company cannot terminate this Agreement pursuant to this clause (e) if it has breached this Agreement at or prior to the time of termination and such breach has not been cured;

(f)

by the Parent, upon a breach of any covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have been untrue when made or shall have become untrue, in either case such that the conditions set forth in Sections 7.2(a) or 7.2(b), above, as the case may be, would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in the Company’s representations and warranties or breach by the Company of a covenant or agreement was unintentional and is curable by the Company through exercise of its commercially reasonable efforts, then the Parent may not terminate this Agreement pursuant to this Section 8.1(f) for ten (10) consecutive days after delivery of written notice from the Parent to the Company of such breach, so long as the Company continues to exercise commercially reasonable efforts to cure such breach (it being understood that the Parent may not terminate this Agreement pursuant to this Section 8.1(f) if such breach by the Company is cured during such ten (10) day period); provided, that the Parent cannot terminate the Agreement pursuant to this clause (f) if it has breached this Agreement at or prior to the time of termination and such breach has not been cured;

(g)

by the Parent prior to obtaining the Company Requisite Vote in the event of a Change of Recommendation pursuant to Sections 4.3(d) or 4.3(e), above (or a deemed Change of Recommendation pursuant to Section 4.3(f) above), or if the Company Board fails to include the Recommendation in the Proxy Statement or to publicly reaffirm the Recommendation within two (2) days of Parent’s request that it do so; or

(h)

by the Company prior to obtaining the Company Requisite Vote pursuant to, and in accordance with, Section 4.3(d), above.

8.2

Notice of Termination; Effect of Termination.  Any termination of this Agreement under Section 8.1, above, will be effective immediately upon (or if termination is pursuant to Sections 8.1(e) or 8.1(f), above, and the proviso therein is applicable, ten (10) consecutive days after) the delivery of written notice thereof by the terminating party to the other party.  In the event of termination of this Agreement as provided in Section 8.1, above, this Agreement shall be of no further force or effect, with no liability of any party to the other parties, except (i) the provisions set forth in the last sentence of Section 4.4, above, this Section 8.2, Section 8.3, below, and Article 9, below, shall survive the termination of this Agreement indefinitely, (ii) the provisions of the Confidentiality Agreements shall survive the termination of this Agreement (subject to the time period set forth therein), and (iii) nothing herein, including Section 8.3(c), shall relieve any party from liability for any intentional or willful breach of this Agreement.

8.3

Fees and Expenses.

(a)

Except as set forth in Section 8.2, above, and this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses whether or not the Merger is consummated.

(b)

(i)

If this Agreement is terminated pursuant to Sections 8.1(g) or 8.1(h), above, the Company shall pay the Termination Fee to the Parent in immediately available funds within one (1) Business Day after such termination.

(ii)

If (A) this Agreement is terminated by the Parent or the Company, as the case may be, pursuant to Section 8.1(b) or 8.1(f), above (and prior to such termination the Company shall not have held the Shareholders’ Meeting pursuant to Section 6.2, above), or Section 8.1(d), above, (or any other Section of Section 8.1, when such Agreement was otherwise terminable under Section 8.1(d)), and (B) prior to such termination a Takeover Proposal (other than by the Parent and the Merger Sub) shall have been received by the Company and publicly announced and not withdrawn or abandoned, then the Company shall pay or cause to be paid to the Parent in immediately available funds an amount equal to the Reimbursable Expenses within one (1) Business Day after such termination, and if, within twelve (12) months following the termination of this Agreement pursuant to this clause 8.3(b)(ii), a Takeover Proposal is consummated or the Company enters into a definitive agreement providing for such Takeover Proposal, then the Company shall pay or cause to be paid to the Parent in immediately available funds an amount equal to the Termination Fee within one (1) Business Day after the Company enters into such definitive agreement or such transaction is consummated, whichever is earlier; provided, however, that set-off against the Termination Fee owed under this subsection (b)(ii) shall be the amount of all Reimbursable Expenses paid by the Company.  For purposes of this subsection (b)(ii), each reference to “Takeover Proposal” shall be deemed a reference to a “Takeover Proposal” as defined herein, provided that each reference to twenty percent (20%) in the definition thereof shall be replaced with fifty percent (50%).

(c)

Payment of the fees described in Section 8.3(b), above, and, as applicable, payment of Reimbursable Expenses, shall be the exclusive monetary remedy of the Parent and the Parent Subsidiaries for a termination of this Agreement under which such Termination Fee and Reimbursable Expenses would be payable pursuant to the terms of this Section 8.3 and shall be in lieu of damages incurred in the event of any such termination of this Agreement other than any damages related to a breach of Section 4.3 hereof.

(d)

Each of the Parent and the Company acknowledges that the agreements set forth in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, and that without these agreements, the Parent and Merger Sub would not enter into this Agreement.  Accordingly, if the Company fails to timely pay any amount due pursuant to this Section 8.3, and, in order to obtain the payment, the Parent commences a suit which results in a judgment against the Company for the payment set forth in this Section 8.3, the Company shall pay to the Parent its reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees) in connection with such suit, together with interest on such amount at the prime rate of Citibank N.A. in effect on the date such payment was required to be made through the date of payment.

8.4

Waiver.  At any time prior to the Effective Time, the parties hereto may, to the extent permitted by applicable Law, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies by the other parties hereto in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance by the other parties hereto with any of the agreements or conditions contained herein.  Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent other failure.

ARTICLE 9- GENERAL PROVISIONS

9.1

Non-Survival of Representations and Warranties.  None of the representations and warranties in this Agreement or in any agreement, instrument or document delivered pursuant to this Agreement shall survive the Effective Time.  This Section 9.1 shall not limit any agreement of the parties (for avoidance of doubt, excluding any representation or warranty provided by a party) that by its terms contemplates performance after the Effective Time.

9.2

Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed given and received when delivered personally, three (3) Business Days after being mailed by registered or certified mail (postage prepaid, return receipt requested), one (1) Business Day after being delivered by an express courier (with confirmation), or when sent by facsimile (with confirmation), in each case to the parties at the following addresses or facsimile numbers, as the case may be (or at such other address or facsimile number for a party as shall be specified by like changes of address or facsimile number) and shall be effective upon receipt:

If to the Company:

Midwest Air Group, Inc.
6744 South Howell Avenue
HQ-14
Oak Creek, WI  53154
Attention:

Carol N. Skornicka
Senior Vice President – Corporate Affairs, General Counsel and Secretary
Telephone No.:

(414) 570-3980
Telecopy No.:

(414) 570-0080
E-Mail:

carol.skornicka@midwestairlines.com

with  copies (which shall not constitute notice) to:

Godfrey & Kahn, S.C.
780 North Water Street
Milwaukee, Wisconsin 53202
Attention:

Dennis F. Connolly

Christopher B. Noyes
Telephone No.:

(414) 273-3500
Telecopy No.:

(414) 273-5198
E-Mail:

dconnoll@gklaw.com

cbnoyes@gklaw.com

Sidley Austin LLP
One South Dearborn
Chicago, Illinois  60603
Attention:

Frederick C. Lowinger

Dennis V. Osimitz
Telephone No.:

(312) 853-7000
Telecopy No.:

(312) 853-7036
E-Mail:

flowinger@sidley.com

dosimitz@sidley.com

and

if to Parent or Acquisition Sub, to:

Midwest Air Partners, LLC
c/o TPG Capital, L.P.
301 Commerce Street, Suite 3300
Fort Worth, TX  76102
Attention:

Clive Bode
Telephone No.:

(817) 871-4651
Telecopy No.:

(817) 871-4010
E-Mail:

cbode@tpg.com

with copies (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue
Los Angeles, California 90071
Attention:

Nicholas P. Saggese

Rick C. Madden
Telephone No.:

(213) 687-5000
Telecopy No.:

(213) 687-5600
E-Mail:

nsaggese@skadden.com

rmadden@skadden.com

Northwest Airlines Corporation
Dept. 4010
Eagan, Minnesota 55121
Attention:

Michael L. Miller Esq.
Telephone No.:

(612) 726-7135
Telecopy No.:

(612) 726-7123
E-Mail:

michael.miller@nwa.com

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention:

Wilson S. Neely, Esq.
Telephone No.:

(212) 455-7063
Telecopy No.:

(212) 455-2502
E-Mail:

wneely@stblaw.com

and

Michael Best & Friedrich LLP
100 East Wisconsin Avenue
Suite 3300
Milwaukee, Wisconsin  53202-4108
Attention:

Thor Lundgren

Michael Altman
Telephone No.:

(414) 271-6560
Telephone No.:

(414) 277-0656
E-Mail:

ktlundgren@michaelbest.com

mhaltman@michaelbest.com

9.3

Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9.4

Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to either party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

9.5

Entire Agreement.  This Agreement (including the documents and instruments referred to in this Agreement, including the Equity Funding Letters) constitutes the entire agreement of the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and, except as set forth in Section 9.7, below, is not intended to confer upon any other Person any rights or remedies hereunder.

9.6

Assignment.  This Agreement shall not be assigned by operation of Law or otherwise, except that the Parent and Merger Sub may assign all or any of their respective rights hereunder and thereunder to any Affiliate, provided that no such assignment shall relieve the Parent of its obligations hereunder.

9.7

Parties in Interest.  Subject to Section 9.6, above, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied (including Annex A hereto), is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.5, above (which third party beneficiary rights shall not arise until the Effective Time occurs).

9.8

Governing Law.  This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Wisconsin, regardless of the Laws that might otherwise govern under applicable principles of choice of law or conflicts of law.

9.9

Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity.  The parties hereby (i) submit to the jurisdiction of any federal or state court sitting in the State of Wisconsin, (ii) agree not to object to venue in such courts or to claim that such forum is inconvenient, and (iii) agree that notice or the service of process in any Proceeding shall be properly served or delivered if delivered in the manner contemplated by Section 9.2 hereof.  Except as otherwise set forth herein, including Section 8.3, above, all rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available under applicable Law.

9.10

Counterparts.  This Agreement may be executed in two (2) or more counterparts and by exchange of original, facsimile and/or Portable Document Format (a/k/a “.PDF”) signature pages, all of which shall be considered one and the same agreement and shall become effective when counterparts of such signature pages have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart signature page.

9.11

Time is of the Essence.  Time is of the essence as to all performance under this Agreement.

9.12

Interpretation.  When a reference is made in this Agreement to Articles, Sections, Exhibits or Annexes, such reference will be to an Article or Section of or Exhibit or Annex to this Agreement unless otherwise indicated.  The table of contents contained in this Agreement is for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include,” “includes” or  “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.”  Unless the context otherwise requires (i) “or” is disjunctive but not necessarily exclusive, (ii) words in the singular include the plural and vice versa, (iii) the use in this Agreement of a pronoun in reference to a party hereto includes the masculine, feminine or neuter, as the context may require, and (iv) terms used herein that are defined in GAAP have the meanings ascribed to them therein.  No provision of this Agreement will be interpreted in favor of, or against, either of the parties to this Agreement by reason of the extent to which either such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof, and no rule of strict construction will be applied against either party hereto.  The Company Disclosure Letter, as well as all Exhibits and the Annex hereto, shall be deemed part of this Agreement and included in any reference to this Agreement.  This Agreement will not be interpreted or construed to require either party to take any action, or fail to take any action, if to do so would violate any applicable Law.  References to the “other party” or “either party” will be deemed to refer to the Company, the Parent or the Merger Sub, as the case may be.  References herein to “ordinary course of business” shall be deemed to include “in a manner consistent with past practices.”  The Company or the Parent, as the case may be, shall, without limitation, be deemed to have “made available” to the other party for purposes of this Agreement any agreements, instruments, certificates and other documents maintained on the Electronic Data Gathering, Analysis, and Retrieval system (a/k/a EDGAR) or in any virtual or physical data rooms provided in connection with the transactions contemplated by this Agreement, including the Merger.

[Signatures follow.]

IN WITNESS WHEREOF, the Parent, the Merger Sub and the Company have caused this Agreement and Plan of Merger to be executed as of the date first written above by their respective officers thereunto duly authorized.

PARENT

MIDWEST AIR PARTNERS, LLC

By:  /s/  Richard Schifter

Print Name:  Richard Schifter

Title:  Authorized Signatory

MERGER SUB:

MIDWEST ACQUISITION COMPANY, INC.

By:  /s/  Richard Schifter

Print Name:  Richard Schifter

Title:  Vice President

COMPANY:

MIDWEST AIR GROUP, INC.

By:

/s/  Timothy E. Hoeksema

Timothy E. Hoeksema, Chairman of the

Board, President and Chief Executive Officer

Exhibit A

Glossary of Defined Terms

“Acquisition Agreement” has the meaning set forth in Section 4.3(c) of the Agreement.

“Adjustment” has the meaning set forth in Section 1.9 of the Agreement.

“Ads” has the meaning set forth in Section 2.11(a) of the Agreement.

“Affiliate” means, with reference to any Person, another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.  For purposes of this definition, “ control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.  Notwithstanding the foregoing, no “portfolio company” of any member of Parent shall be deemed to be an Affiliate of Parent, Merger Sub or such member.

“Agreement” means the Agreement and Plan of Merger dated August 16, 2007, by and among the Parent, the Merger Sub and the Company, as the same may be amended from time to time in accordance with the terms and conditions thereof.

“AMEX” means the American Stock Exchange and any successor thereto.

“Articles of Merger” has the meaning set forth in Section 1.3 of the Agreement.

“Aviation Act” means the Federal Aviation Act of 1958 and the rules and regulations promulgated thereunder, each as amended from time to time.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banking institutions in the State of Wisconsin or New York, New York are required or authorized by applicable Law or executive order to be closed.

“Change of Recommendation” has the meaning set forth in Section 4.3(c) of the Agreement.

“Closing” means the consummation of the transactions contemplated by the Agreement, including the Merger.

“Closing Date” has the meaning set forth in Section 1.2 of the Agreement.

“Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, each as amended from time to time.

“Company” has the meaning set forth in the opening paragraph of the Agreement.

“Company Aircraft” has the meaning set forth in Section 2.19(a) of the Agreement.

“Company Benefit Plan” has the meaning set forth in Section 2.10(a) of the Agreement.

“Company Board” has the meaning set forth in the recitals to the Agreement.

“Company Book-Entry Shares” has the meaning set forth in Section 1.8(b) of the Agreement.

“Company CBAs” has the meaning set forth in Section 2.17(a) of the Agreement.

“Company Certificates” has the meaning set forth in Section 1.8(b) of the Agreement.

“Company Common Stock” has the meaning set forth in Section 1.7(a) of the Agreement.

“Company Consents” has the meaning set forth in Section 6.3(a) of the Agreement.

“Company Disclosure Letter” has the meaning set forth in the opening paragraph of Article 2 of the Agreement.

“Company ERISA Affiliate” means any trade or business, whether or not incorporated, which is treated as a single employer with the Company pursuant to Subsections (b), (c), (m) or (o) of Section 414 of the Code.

“Company Financial Advisor” has the meaning set forth in Section 2.24 of the Agreement.

“Company Intellectual Property” has the meaning set forth in Section 2.18 of the Agreement.

“Company License” has the meaning set forth in Section 2.11(a) of the Agreement.

“Company Material Adverse Effect” means any change, circumstance, event or effect (each, an “Effect”) that, when considered either individually or together with all other Effects, is materially adverse to the business, properties, assets, liabilities, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole or the ability of the parties to consummate the transactions contemplated hereby; provided, however, that in no event shall any of the following Effects be deemed to constitute, or be taken into account in determining whether there has been, a “Company Material Adverse Effect” hereunder:  (i) any Effect that resulted from the entry into or announcement of the execution of the Agreement, including any loss or threatened loss of, or adverse change or threatened adverse change in, the relationship of the Company or any of the Company Subsidiaries with its customers, employees, financing sources, suppliers, or strategic partners that resulted from entry into or the announcement of the execution of the Agreement; (ii) the performance by the Company of obligations required to be taken under the Agreement (provided that this clause (ii) shall not apply to Effects resulting from compliance with Section 4.1(a) or 4.2); (iii) changes affecting the economy or the securities, credit or financial markets in general in the United States; (iv) changes that are the result of factors generally affecting any business in which the Company and/or any Company Subsidiary operates; (v) any change in the market price or trading volume of the Company Common Stock (provided that the exception in this clause shall not prevent or

2

otherwise affect a determination that any Effect underlying such change has resulted in, or contributed to, a Company Material Adverse Effect); (vi) the suspension of trading in securities generally on the AMEX (provided that the exception in this clause shall not prevent or otherwise affect a determination that any Effect underlying such failure has resulted in, or contributed to, a Company Material Adverse Effect); (vii) any adoption, implementation, proposal or change in any applicable Law or required change in GAAP or interpretation of any of the foregoing; (viii) any action taken or not taken to which the Parent has consented; (ix) the failure of the Company to meet any internal or public projections, forecasts or estimates of revenues or earnings for any period ending on or after December 31, 2006 (provided that the exception in this clause shall not prevent or otherwise affect a determination that any Effect underlying such failure has resulted in, or contributed to, a Company Material Adverse Effect); (x) the commencement, occurrence or continuation of any war, armed hostilities or acts of terrorism (except to the extent any of the foregoing causes any damage or destruction to or renders unusable any facility or property of the Company or any of the Company Subsidiaries); or (xi) any change or announcement of a potential change in the credit rating of the Company or any of the Company Subsidiaries or any of their securities (provided that the exception in this clause shall not prevent or otherwise affect a determination that any Effect (other than any Effect related to the execution or delivery of the Agreement, the performance of the obligations contemplated by the Agreement or the Merger and the other transactions contemplated by the Agreement) underlying such announcement has resulted in, or contributed to, a Company Material Adverse Effect); provided, however, that changes set forth in clauses (iii), (iv), (vii) and (x), above, may be taken into account in determining whether there has been or is a Company Material Adverse Effect to the extent such changes have a disproportionate impact on the Company and the Company Subsidiaries, taken as a whole (after taking into account the size of the Company and the Company Subsidiaries relative to such other participants), relative to the other participants in the industries and in the geographic markets in which the Company conducts its business and are not otherwise excluded by any of clauses (i), (ii), (v), (vi), (viii), (ix) or (xi), above.  The parties agree that failure of the Company’s chief executive officer or chief financial officer to provide any certification required to be filed with any document filed with the SEC shall constitute an Effect that has a Company Material Adverse Effect.

“Company Option” has the meaning set forth in Section 2.2 of the Agreement.

“Company Option Plan” has the meaning set forth in Section 2.2 of the Agreement.

“Company Preferred Stock” has the meaning set forth in Section 2.2 of the Agreement.

“Company Reports” has the meaning set forth in Section 2.6(a) of the Agreement.

“Company Representatives” means any officers, employees, accountants, financial advisors, legal counsel, consultants, agents or representatives of the Company or any Company Subsidiaries.

“Company Requisite Vote” has the meaning set forth in Section 2.23 of the Agreement.

“Company Restricted Award” has the meaning set forth in Section 2.2 of the Agreement.

“Company Slot” has the meaning set forth in Section 2.20 of the Agreement.

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“Company Subsidiary” means any direct or indirect Subsidiary of the Company.

“Company Warrant” has the meaning set forth in Section 2.2 of the Agreement.

“Confidentiality Agreements” has the meaning set forth in Section 6.9 of the Agreement.

“Consent” means agreements, from the parties to those Contracts which by their terms terminate, are modified, have payments or other obligations which may be accelerated, or specifically require consent of another Person upon consummation of one or more of the transactions contemplated by the Agreement, including the Merger, consenting to the transactions contemplated by the Agreement without any amendment or modification of the Contract.

“Contract” means any agreement, lease, license, note, mortgage, indenture, contract or other legally binding obligation.

 “DFI” means the Wisconsin Department of Financial Institutions and any successor thereto.

“DHS” means the United States Department of Homeland Security and any successor thereto.

 “DOT” means the United States Department of Transportation and any successor thereto.

“D&O Insurance” has the meaning set forth in Section 6.5(b) of the Agreement.

“Effect” has the meaning set forth in the definition of “Company Material Adverse Effect” in this Exhibit A.

“Effective Time” means the date and time at which the Articles of Merger are duly filed with the DFI or such later date and time as is agreed to by the Parent and the Company and set forth in the Articles of Merger.

“Environmental Claim” means any written or, to the Knowledge of the Company, oral investigation, suit, proceeding, notice, Order, demand, letter, claim or request for information alleging that the Company or any of the Company Subsidiaries (or, to the Knowledge of the Company, any Person for whom they may be liable by Law or Contract) has been, is or may be in violation of or subject to liability under any Environmental Law, or relating to Hazardous Substances including contamination or pollution of the environment or any property therefrom, and exposure of any person thereto.

“Environmental Laws” means any applicable Law, common law (as it relates to Hazardous Substances) or Order relating to any matter of pollution, protection of human health, the environment, natural resources or environmental regulation or control or regarding Hazardous Substances.

“Environmental License” means any License required under any applicable Environmental Law.

4

“Equity Funding Letters” has the meaning set froth in Section 3.7(a) of the Agreement.

“Equity Provider” means TPG Capital Fund V, L.P. and Northwest Airlines, Inc.

 “ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder, each as amended from time to time.

“ERISA Benefit Plan” means an employee benefit plan or program that is also an “employee pension benefit plan “ (as defined in Section 3(2) of ERISA) or that is also an “employee welfare benefit plan” (as defined in Section 3(1) of ERISA).

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, each as amended from time to time.

“Exchange Fund” has the meaning set forth in Section 1.8(a) of the Agreement.

 “Excluded Shares” has the meaning set forth in Section 1.7(a) of the Agreement.

“FAA” means the United States Federal Aviation Administration and any successor thereto.

“FARs” has the meaning set forth in Section 2.11(a) of the Agreement.

“FCC” means the United States Federal Communications Commission and any successor thereto.

“Financing” has the meaning set forth in Section 3.7(a) of the Agreement.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Governmental Authority” means any federal, state, local or foreign government, or political subdivision thereof, or any multinational organization or authority or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof).

“Governmental Filings” has the meaning set forth in Section 6.3(a) of the Agreement.

“Governmental Licenses” has the meaning set forth in Section 6.3(a) of the Agreement.

“Hazardous Substances” means chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products, asbestos or asbestos-containing materials or products, polychlorinated biphenyls, lead or lead-based paints or materials, radon, fungus, mold, mycotoxins or other substances that may have an adverse effect on human health or the environment.

“HSR Act” means the Hart Scott Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder, each as amended from time to time.

5

“Indemnified Person” has the meaning set forth in Section 6.5(a) of the Agreement.

“Intellectual Property” means all trademarks, service marks, trade names, trade dress, including all goodwill associated with the foregoing, domain names, copyrights and registrations and applications to register or renew the registration of any of the foregoing, patents, patent applications and patent rights, trade secrets, and all similar intellectual property rights.

“internal controls” has the meaning set forth in Section 2.6(d) of the Agreement.

“IRS” means the United States Internal Revenue Service and any successor thereto.

“Knowledge of the Company” means (i) those facts that are actually known by any executive officer of the Company, and (ii) those facts that would reasonably be expected to have come to the attention of any executive officer of the Company if such executive officer conducted a reasonable due diligence review of the Company’s and each Company Subsidiary’ s assets, liabilities and operations.

“Knowledge of the Parent” means (i) those facts that are actually known by the chief executive officer or chief financial officer of the Parent, and (ii) those facts that would reasonably be expected to have come to the attention of the chief executive officer or chief financial officer of the Parent if such officer conducted a reasonable due diligence review of the Parent’s and each Parent Subsidiary’s assets, liabilities and operations.

“Law” means any federal, state, local, municipal, foreign, international, multinational, territorial or other administrative order, constitution, law, ordinance, rule, regulation, requirement, permit, authorization, statute or treaty and any guidance issued thereunder, including any transitional relief or rules provided in connection therewith.

“Licenses” means permits, licenses, certifications, approvals, registrations, consents, authorizations, franchises, variances, exemptions and orders required, issued or granted by the FAA, DOT or any other Governmental Authority.

“Lien” means, with respect to any asset, pledges, mortgages, title defects or objections, claims, liens, charges, encumbrances or security interests of any kind or nature.

“Material Contracts” has the meaning set forth in Section 2.12 of the Agreement.

“Merger” has the meaning set forth in the recitals to the Agreement.

“Merger Consideration” means an amount equal to the product of the Per Share Consideration and the number of Shares issued and outstanding immediately prior to the Effective Time (excluding any Excluded Shares).

“Merger Sub” has the meaning set forth in the opening paragraph of the Agreement.

“Merger Sub Board” has the meaning set forth in the recitals to the Agreement.

“Notice Period” has the meaning set forth in Section 4.3(d)(i) of the Agreement.

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“Order” means any award, decision, decree, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by, or any agreement entered into with, any court, administrative agency or any other Governmental Authority or arbitrator.

“Owned Real Property” has the meaning set forth in Section 2.13(a) of the Agreement.

“Parent” has the meaning set forth in the opening paragraph of the Agreement.

“Parent Consents” has the meaning set forth in Section 6.3(a) of the Agreement.

“Parent Managing Member” has the meaning set forth in the recitals to the Agreement.

“Parent Subsidiary” means any direct or indirect Subsidiary of the Parent, including the Merger Sub.

“Paying Agent” has the meaning set forth in Section 1.8(a) of the Agreement.

“Per Share Consideration” has the meaning set forth in Section 1.7(a) of the Agreement.

“Permitted Liens” means (i) statutory liens for Taxes, assessments or other charges by Governmental Authorities not yet due and payable or the amount or validity of which is being contested in good faith and by appropriate Proceedings, (ii) mechanics’, materialmen’s, carriers’, workmen’s, warehouseman’s, repairmen’s, landlords’ and similar liens granted or which arise in the ordinary course of business, (iii) the interest of a landlord under a lease or a licensor under a license, and (iv) such other Liens or imperfections that are not material in amount or do not materially detract from the value of or materially impair the existing use of the property affected by such Lien or imperfection, in each case of clauses (i) through (iv), above, that would not reasonably be expected to result in a Company Material Adverse Effect.

“Person” means any individual, corporation, partnership, association, trust, unincorporated organization, limited liability company, other entity or Governmental Authority.

“Preferred Share Purchase Right” means a right to purchase Series A Preferred Stock of the Company in the manner set forth in the Rights Agreement.

“Proceeding” means any action, arbitration, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding.

“Proxy Statement” has the meaning set forth in Section 6.1 of the Agreement.

“Qualifying Confidentiality Agreement” means an executed agreement with provisions requiring any Person receiving nonpublic information with respect to the Company, which provisions to keep such information confidential are no less restrictive in any material respect to such Person than the Confidentiality Agreements is to the Parent, its Affiliates, and their respective personnel and representatives and which agreement does not prohibit compliance by the Company with its obligations under Section 4.3 to provide notices and other information to the Parent.

7

“Real Property Lease” has the meaning set forth in Section 2.13(b) of the Agreement.

“Recommendation” has the meaning set forth in Section 2.4(b) of the Agreement.

“Reimbursable Expenses” means all reasonable out of pocket expenses incurred by the Parent, the Merger Sub, the Equity Providers and their respective Affiliates in connection with or related to the authorization, preparation and execution of the Agreement and all other matters related to the closing of the transactions contemplated hereby; provided, however, in no event shall the amount of Reimbursable Expenses for purposes hereof exceed $4,000,000.

“Rights” means arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, warrants or other binding obligations of any character whatsoever by which a Person is or may be bound to issue additional shares of its capital stock or other equity interests or other Rights, or securities or Rights convertible into or exchangeable for shares of the capital stock or other equity interests of a Person.

“Rights Agreement” has the meaning set forth in Section 2.26 of the Agreement.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder, each as amended from time to time.

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, each as amended from time to time.

“Series A Preferred Stock” has the meaning set forth in Section 2.2 of the Agreement.

“Shareholders’ Meeting” has the meaning set forth in Section 6.2 of the Agreement.

“Shares” has the meaning set forth in Section 1.7(a) of the Agreement.

“Subsidiary” means, with reference to any corporation, partnership, limited liability company, business trust, joint venture or other entity, ownership by such entity, directly or indirectly, of fifty percent (50%) or more of the voting equity of such entity, the holders of which are entitled to vote for the election of a majority of the board of directors or any similar governing body of such corporation, partnership, limited liability company, business trust, joint venture or other entity, or if there are no voting interests, 50% or more of the equity interests.

“Superior Proposal” means any bona fide written proposal or offer from any Person (other than the Parent and its Affiliates, including the Merger Sub) not solicited in violation of Section 4.3 of the Agreement relating to any direct or indirect acquisition or purchase, in a single transaction or series of related transactions, for consideration consisting of cash and/or securities, of fifty percent (50%) or more of the consolidated assets of the Company and the Company Subsidiaries or more than fifty percent (50%) of the voting power of the Shares then outstanding, including by means of any tender or exchange offer that if consummated would result in any Person (other than the Parent and its Affiliates, including the Merger Sub) beneficially owning

8

Shares with more than fifty percent (50%) of the voting power of the Shares then outstanding and, in each case, that is on terms that the Company Board determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation, such as the Company Financial Advisor and outside counsel) to be more favorable to the Company’s shareholders from a financial point of view than the transactions contemplated hereby, taking into account all relevant aspects of such offer (in comparison with the terms of the Agreement and any revised offer by the Parent), including financial considerations (including additional transaction costs and the effect of the payment of the Termination Fee, expenses or amounts payable hereunder) and the likelihood that the proposed transaction would be consummated substantially in accordance with its terms (taking into account all financing, regulatory, legal and other aspects of the proposal).

“Surviving Corporation” has the meaning set forth in Section 1.1 of the Agreement.

“Takeover Proposal” means any inquiry, proposal or offer from any Person relating to, in a single transaction or series of related transactions, (i) any direct or indirect acquisition or purchase of twenty percent (20%) or more of the assets of the Company and the Company Subsidiaries or twenty percent (20%) or more of the voting power of the Shares then outstanding, including any tender offer or exchange offer that if consummated would result in any Person beneficially owning Shares with twenty percent (20%) or more of the voting power of the Shares then outstanding, or (ii) any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or similar transaction involving the Company pursuant to which any Person or the shareholders of any Person would, directly or indirectly, own twenty percent (20%) or more of any class of equity securities of the Company or of any resulting parent company of the Company (or any of their Subsidiaries whose assets constitute twenty percent (20%) or more of the net revenues, income or assets of the Company and the Company Subsidiaries, taken as a whole), in each case other than the transactions contemplated by the Agreement.

“Tax” means taxes, charges, fees, levies and other governmental assessments and impositions of any kind payable to any Governmental Authority, including all interest, penalties and additions to tax imposed with respect thereto.

“Tax Return” means returns, reports and information statements with respect to Taxes required to be filed with the IRS or any other Governmental Authority, including consolidated, combined and unitary tax returns.

“Termination Fee” means $13,541,000.

“Transfer Taxes” has the meaning set forth in Section 6.7 of the Agreement.

“WARN Act” has the meaning set forth in Section 2.17(c) of the Agreement.

“WBCL” means the Wisconsin Business Corporation Law and the rules and regulations promulgated thereunder, if any, each as amended from time to time.

9

Annex A
Employee Benefit Matters

(a)

Compensation and Benefits After the Effective Time.  The Parent shall, or shall cause the Surviving Corporation to, provide each individual who is an employee of the Company or any of the Company Subsidiaries as of the Effective Time (including employees who are not actively at work on account of illness, disability or leave of absence) (collectively, “Retained Employees”), with bonus opportunities (other than equity-based awards), incentive compensation awards and other employee benefits under qualified and nonqualified retirement and profit sharing plans and welfare benefit plans (exclusive of benefits related to the equity securities of the Company or any benefits related to any plans for which full payment has been made as of the Effective Time) that are no less favorable in the aggregate than those provided to such Retained Employee immediately prior to the Effective Time and with base salary that is at least equal to that paid to such Retained Employee immediately prior to the Effective Time.  Notwithstanding the foregoing or any other provision of this Merger Agreement, the Parent shall not be precluded from amending, modifying or terminating any such arrangement after the later of December 31, 2007 and the Effective Time, to the extent permitted by applicable Law and the terms of any existing agreements provided, however, that the Parent may not amend, modify or terminate an arrangement if the Effective Time is after December 31, 2007 to reduce or eliminate accrued benefits for the portion of the year from January 1, 2008 through the Effective Time.

(b)

Vacation and Sick Leave.  The Parent shall, or shall cause the Surviving Corporation to, provide to each Retained Employee coverage under vacation and sick leave policies that are not less favorable to such Retained Employee than the vacation and sick leave policies in effect for such Retained Employee immediately prior to the Effective Time.  The Parent shall, or shall cause the Surviving Corporation to, take all necessary action so that each Retained Employee shall after the Effective Time continue to be credited with the unused vacation and sick leave credited to such Retained Employee through the Effective Time under the applicable vacation and sick leave policies of the Company and the Company Subsidiaries.  Notwithstanding the foregoing or any other provision of this Merger Agreement, Parent shall not be precluded from amending, modifying or terminating any such arrangement after the later of December 31, 2007 and the Effective Time, to the extent permitted by applicable Law and the terms of any existing agreements provided, however, that the Parent may not amend, modify or terminate an arrangement if the Effective Time is after December 31, 2007 to reduce or eliminate accrued benefits for the portion of the year from January 1, 2008 through the Effective Time.

(c)

Prior Service Credit.  The Parent shall, or shall cause the Surviving Corporation to, give Retained Employees full credit for their prior service with the Company or Company Subsidiaries (or service credited by the Company or Company Subsidiaries) (i) for purposes of eligibility, vesting and (except to the extent necessary to avoid duplication of benefits) contribution allocations under any qualified or nonqualified retirement or profit sharing plans or vacation plans or arrangements maintained by the Surviving Corporation, and (ii) for purpose of eligibility under any welfare benefit plans maintained by the Surviving Corporation.

(d)

Preexisting Conditions and Credits for Co-Payments and Deductibles.  The Parent shall, or shall cause the Surviving Corporation to, (i) waive all limitations as to

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preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Retained Employees and former employees of the Company and the Company Subsidiaries under any welfare or fringe benefit plan in which such employees and former employees may be eligible to participate after the Effective Time, other than limitations or waiting periods that are in effect with respect to such employees and that have not been satisfied under the corresponding welfare or fringe benefit plan maintained by the Company for the Retained Employees and former employees prior to the Effective Time, and (ii) (except to the extent necessary to avoid duplication of benefits) provide each Retained Employee and former employee with credit under any welfare plans in which such employee or former employee becomes eligible to participate after the Effective Time for any co-payments and deductibles paid by such Retained Employee or former employee for the then current plan year and for any out-of-pocket expenditures paid by such Retained Employee or former employee at any time under the corresponding welfare plans maintained by the Company prior to the Effective Time.

(e)

Account Balance Deferred Compensation Plans.  Prior to the Effective Time, the Company may amend its account balance deferred compensation plans to provide that they terminate at the Effective Time and that all benefits accrued thereunder through the Effective Time, giving effect to the Change in Control provisions existing in such plans on the date of this Agreement, will be paid in a lump sum at the Effective Time.

(f)

Prior Agreements Binding on the Surviving Corporation.  Subject to Section (h), below, the Parent shall, or shall cause the Surviving Corporation to, honor all employment agreements, consulting agreements, retention agreements, bonus agreements, severance and separation agreements, relocation agreements, qualified and non-qualified retirement plans and agreements and Company CBAs with or applicable to current and former directors, officers and employees of the Company and the Company Subsidiaries.  Notwithstanding the foregoing or any other provision of this Merger Agreement, (i) the Parent shall not be precluded from amending, modifying or terminating any such arrangement after the later of December 31, 2007 and the Effective Time, to the extent permitted by applicable Law and the terms of any existing agreements; provided, however, that the Parent may not amend, modify or terminate an arrangement if the Effective Time is after December 31, 2007 to reduce  or eliminate accrued benefits for the portion of the year from January 1, 2008 through the Effective Time and (ii) the Severance Plan referred to in paragraph (h), below, may not be so amended or modified under any circumstances prior to the first anniversary of the Effective Time.

(g)

Compliance with Section 409A of the Code.  Prior to the Effective Time, the Company may, in its sole discretion, amend all nonqualified deferred compensation plans maintained by the Company or any Company Subsidiary to comply with Section 409A of the Code such that the participants in the plans will not be subject to any penalties under Section 409A of the Code, subject to the consent of affected participants to the extent required by the terms of any such plan and provided that such amendments do not increase the benefits payable under such arrangements or accelerate the time that such benefits would otherwise be paid without the Parent’s written consent.  After the Effective Time, the Parent shall, or shall cause the Surviving Corporation to, take any further action that may be required for such plans to comply with Section 409A of the Code such that the participants in the plans will not be subject to any penalties under Section 409A of the Code.

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(h)

Severance Plan.  Prior to the Effective Time, the Company shall adopt the Change of Control Severance Plan (the “Severance Plan”) in the form attached as Annex 6.4 to Section 6.4 of the Company Disclosure Letter.  The Severance Plan shall apply to those Retained Employees (i) whose employment is involuntarily terminated without Cause, as defined in the Severance Plan, or (ii) who terminate their employment for Good Reason, as defined in the Severance Plan, prior to the first anniversary of the Effective Time, and to those employees of the Company or the Company Subsidiaries whose employment is involuntarily terminated prior to the Effective Time at the request of the Parent or their agents.  Notwithstanding the foregoing, in the case of Retained Employees who have entered into a Key Employee Employment and Severance Agreement (“KEESA”) with the Company, the KEESA shall exclusively apply, and the Severance Plan shall not apply to such Retained Employees.  Neither the Parent nor the Surviving Corporation may amend, or cause the amendment of, the Severance Plan prior to the first anniversary of the Effective Time.

(i)

Amendment to Plans.  The Compensation Committee of the Company Board shall amend the Company’s Annual and Long-Term Incentive Plan prior to the Effective Time to provide that payments under Article 6 thereof will be made at the Effective Time; provided that such amendment would not result in any increase in payments thereunder.  The Compensation Committee of the Company Board shall amend the Company’s Participant Supplemental Plan prior to the Effective Time to provide that payments under Article 7 thereof will be made at the Effective Time; provided that such amendment would not result in any increase in payments thereunder.

(j)

Travel Benefits.  The Parent shall, or shall cause the Surviving Corporation to, continue the air travel benefits of current employees, retirees and directors of the Company and Company Subsidiaries on a basis that is no less favorable than those available at the date of the signing of the Merger Agreement.  Notwithstanding the foregoing or any other provision of this Merger Agreement, the Parent shall not be precluded from amending, modifying or terminating any such arrangement after the later of December 31, 2007 and the Effective Time, to the extent permitted by applicable Law and the terms of any existing agreements; provided, however, that the Parent may not amend, modify or terminate an arrangement if the Effective Time is after December 31, 2007 to reduce or eliminate accrued benefits for the portion of the year from January 1, 2008 through the Effective Time.

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